                                    FORM OF
                                 FACULTATIVE YRT
                                SELF-ADMINISTERED
                              REINSURANCE AGREEMENT



                                    Effective
                                January 1, 1992


                                    between


                             CENTURY LIFE OF AMERICA
                                  Waverly, Iowa


                                       and


                   FRANKONA AMERICA LIFE REASSURANCE COMPANY
                              Kansas City, Missouri
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                                                                               2

CLIENT:                               CENTURY LIFE OF AMERICA
                                      Heritage Way
                                      Waverly, Iowa 50677
                                      319-352-4090


TREATY TYPE:                          FACULTATIVE YRT
                                      SELF-ADMINISTERED

EFFECTIVE DATE:                       January 1, 1992


PLANS COVERED:                        Flexible Premium Adjustable Life (UL2000)
                                      and (UL2000EB)
                                      Flexible Premium Variable Adjustable Life
                                      (VUL2000) and (UL2000EB)



RIDERS COVERED:                       Disability Waiver of Premium
                                      Accidental Death Benefit
                                      Guaranteed Purchase Option
                                      Automatic Increase Rider


CONTACT PERSON(S):                    Kris Kuethe
                                      Reinsurance Administrator


ACCOUNT REPRESENTATIVE:               J. C. Brueckner
                                      Vice President
                                      Sales/Marketing

 PARTIES TO THE AGREEMENT

         This agreement is solely between CENTURY LIFE OF AMERICA, hereafter referred to as CENTURY LIFE, and FRANKONA AMERICA LIFE REASSURANCE COMPANY, hereafter referred to as FRANKONA AMERICA. Performance of the obligations of each party under this agreement shall be rendered solely to the other party. In no instance shall anyone other than CENTURY LIFE or FRANKONA AMERICA have any rights under this agreement.



 APPLICATION OF AGREEMENT

         Reinsurance under this agreement will apply to individual life insurance issued by CENTURY LIFE on or after January 1, 1992, on the plans shown in Schedule C, and to all continuations, conversions, exchanges, changes and modifications of these issues as provided by this agreement.



SCHEDULES

         All schedules referred to in this agreement are attached to and part of the agreement.



 CONDITIONS OF REINSURANCE

         Reinsurance under this agreement will be subject to all the applicable provisions contained in the respective policies of CENTURY LIFE.

         CENTURY LIFE will not call on FRANKONA AMERICA to participate in policy loans on any policies reinsured under this agreement.

         CENTURY LIFE will furnish FRANKONA AMERICA with specimen copies of all of its applications, policy and rider forms and tables of rates and values which may be required for the proper administration of the business reinsured under this agreement. CENTURY LIFE will advise FRANKONA AMERICA of all subsequent modifications of these forms and of new forms under which reinsurance may be effected. In addition, CENTURY LIFE will notify FRANKONA AMERICA promptly of any noncontractual modifications to its policy forms and to any systematic revision of available benefits.

         Reinsurance under this agreement will be subject to any applicable general privileges regarding travel, flight, residence, occupation, and military or naval service, and to any applicable general conditions, limitations, exceptions or restrictions contained in the respective policies of CENTURY LIFE, excluding the loan and cash surrender values.



EXCHANGES

         CENTURY LIFE will inform FRANKONA AMERICA of company exchange programs and policy improvement programs on currently reinsured inforce policies or on policies applicable for reinsurance under this agreement, so that good faith negotiations can be undertaken to continue coverage.



CONVERSIONS

         If a policy reinsured under this agreement is converted to any other plan of insurance not covered under this agreement, the conversion will be reinsured on a Yearly Renewable Term basis using YRT reinsurance rates shown in Schedule C. Such conversion will be treated as a continuation of the original issue for the purpose of determining the duration and appropriate premium thereon. Any riders or supplementary benefits that are eligible to be converted along with the basic life insurance coverage will be reinsured using renewal rates based on the duration since original issue of the rider or supplementary benefit.



REDUCTIONS, CANCELLATIONS

         Whenever a policy reinsured under this agreement is reduced or terminated, or whenever all or part of the insurance which was in force at the date reinsurance was effected and not covered by previous reinsurance is reduced or terminated, the reinsurance will be reduced by a like amount as of the date of the reduction or termination.

         If reinsurance has been effected in more than one company, the reduction in the reinsurance in FRANKONA AMERICA will be that portion of the total of the reduction which the reinsurance in FRANKONA AMERICA is of the total amount reinsured.

         If there is more than one policy on the life, the reduction will apply first to any reinsurance on the policy being reduced and then, on a first-in first-out basis, to any reinsurance on the other inforce policies on the life.

 CLAIM PROCEDURES

         CENTURY LIFE will notify FRANKONA AMERICA of each claim promptly after it receives information of the claim. FRANKONA AMERICA will abide the issue as settled between CENTURY LIFE and its claimant, whether or not CENTURY LIFE contests the claim. The claim proofs accepted by CENTURY LIFE will also be accepted by FRANKONA AMERICA. However, in any case where the amount of life or other reinsurance carried by CENTURY LIFE in FRANKONA AMERICA and in force at the time of claim is greater than the amount of coverage retained by CENTURY LIFE, CENTURY LIFE will obtain FRANKONA AMERICA's recommendation before conceding any liability to or making any settlement with its claimant.

         CENTURY LIFE will furnish FRANKONA AMERICA with copies of the claim proofs, the original application, the medical examiner's reports, any inspection reports and all other underwriting evidence obtained at the time the policy was originally or most recently underwritten. CENTURY LIFE will notify FRANKONA AMERICA of its payment of the claim, and FRANKONA AMERICA will then pay its portion of the claim to CENTURY LIFE.



 CLAIM PAYMENTS

         In settlement of any death claim, FRANKONA AMERICA will pay one sum regardless of the method of settlement under the original policy. In settlement of any Disability Waiver of Premium claim, FRANKONA AMERICA will pay CENTURY LIFE the reinsured portion of each gross premium waived.



CONTESTED CLAIMS

         If CENTURY LIFE determines that a claim for contract benefits reinsured under this agreement should be denied, contested, compromised, or litigated, it will notify FRANKONA AMERICA and will make available all of the information it possesses regarding the claim for FRANKONA AMERICA's review. After such review and before any indication of denial or contest to the claimant, if FRANKONA AMERICA agrees in writing that the claim should be denied or contested, FRANKONA AMERICA will participate in its share of any and all damages, fees and expenses resulting from a judgment arising out of a claim against CENTURY LIFE in connection with the denial or contest provided, however, that FRANKONA AMERICA will share only such damages, or portion thereof, which are assessed solely as a result of the decision to deny or contest the claim and for no other reason. If FRANKONA AMERICA does not agree in writing that a claim should be denied or contested, then it will pay the full amount of the reinsurance to CENTURY LIFE.

         In no event will FRANKONA AMERICA participate in any damages, fees, or expenses, or portion thereof, which have been assessed by a court of competent jurisdiction on the basis of negligence, oppression, malice, fraud, fault, wrongdoing, or bad faith by CENTURY LIFE, nor any act or omission not consistent with the generally accepted practices and standards of the life insurance industry applicable at the time of such act or omission. The language of this paragraph shall be deemed effective only as and to the extent permitted by the law of any applicable jurisdiction.

         FRANKONA AMERICA's "share" of any payment, expenses, damages and fees, as described above, will be the proportional amount of these items determined by the ratio of reinsurance held by FRANKONA AMERICA to the total amount of the polices involved in the litigation.



MISSTATEMENT OF AGE OR SEX

         In the event of an increase or reduction in the amount of the original insurance under any policy reinsured under this agreement because of a misstatement of age or sex established after the death of the insured, CENTURY LIFE and FRANKONA AMERICA will share in the increase or reduction in proportion to their respective net liabilities on the policy immediately before the adjustment.



RECAPTURES

         If CENTURY LIFE increases its maximum limit of retention for new business, it may make a corresponding reduction, at its own option, in the reinsurance in force under this agreement. However, the reduction may not be made before the end of the tenth (10th) policy year of any given cession. Such a reduction can and will be made only on those lives on which CENTURY LIFE has maintained its maximum limit of retention for the plan, age and mortality classification of the risk, as shown in schedule A, at the time of issue. Special reduced limits for specific underwriting hazards or impairment will not be considered to be maximum limits of retention.

         CENTURY LIFE will notify FRANKONA AMERICA of its intention to exercise its option to recapture eligible risks, and the effective date such recapture is to begin, within ninety days after the effective date of its increase in retention for new issues. Reinsurance in force will then be reduced, as herein provided, on the respective anniversary date next following, or the tenth anniversary date when applicable. If CENTURY LIFE elects to recapture as provided above, then it must recapture all reinsurance that is eligible for recapture. Recapture will begin with the effective date established by CENTURY LIFE and will continue uninterrupted by CENTURY LIFE until all eligible policies have been recaptured.

         Notwithstanding the above, whenever reinsurance is issued under this agreement on the conversion of a policy originally reinsured under this agreement or any other agreement between CENTURY LIFE and FRANKONA AMERICA, the recapture provisions applicable to the original reinsurance will continue to apply to the reinsurance of the new policy.

         The reduction in each risk will be an amount that will increase CENTURY LIFE's share in the risk to its new maximum limit of retention for the age, plan and risk classification at the time of issue. If reinsurance is in force with other companies on a given life, the reduction will be effected in such a way that FRANKONA AMERICA's share of the total amount of reinsurance after the reduction will be the same as FRANKONA AMERICA's share of the total reinsurance amount before the reduction (e.g., if FRANKONA AMERICA held 30% of the total reinsurance before the reduction, it will hold 30% of the total reinsurance after the reduction).

         If at the time of recapture the risk is on active claim for Disability Waiver of Premium, the Life risk will still be considered eligible for recapture. However, the Disability reinsurance, if applicable, will remain in force until the claim is terminated, at which time the Disability risk will be recaptured. If the Disability Waiver of Premium claim is resumed within two years of this recapture, due to an extension of the initial disablement, FRANKONA AMERICA will be liable for payment of FRANKONA AMERICA's share of premiums waived by CENTURY LIFE, subject to collection of the Disability premiums on FRANKONA AMERICA's share of the risk for the period following the recapture of the Disability risk.

         CENTURY LIFE will have the option of recapturing reinsurance cessions issued in amounts of less than $2,500, on their respective third policy anniversaries. CENTURY LIFE will notify FRANKONA AMERICA before the end of each calendar year of its intention to exercise this option. If this option is elected, then each such cession will be recaptured on its respective third anniversary date next following, provided that if any such cession is so recaptured, then every such cession reaching its respective third policy anniversary during the same calendar year will be so recaptured.

                                                                               8
EXPERIENCE REFUNDS

         Life reinsurance accepted under this agreement will not be eligible for experience refunds.



RIGHT TO INSPECT

         At all reasonable times FRANKONA AMERICA may inspect the original papers, records, books, files, and other documents referring to the business under this agreement in the offices of CENTURY LIFE.



OVERSIGHTS

         If nonpayment of premium within the time specified, or failure to comply with any terms of this agreement, is shown to be unintentional and the result of misunderstanding or oversight on the part of either party, the agreement will not be deemed abrogated by such an oversight. Both parties will be restored to the positions they would have occupied had not such oversight or misunderstanding occurred.

         If seven years have elapsed since the oversight occurred, there will not be rectification as above, unless both CENTURY LIFE and FRANKONA AMERICA agree to such rectification.



CURRENCY

         All payments by either FRANKONA AMERICA or CENTURY LIFE in connection with business transacted under this agreement will be made in United States currency.



ARBITRATION

         Should a disagreement arise between the two companies regarding the rights or liabilities of either company under any transaction under this agreement, the disagreement will be referred to arbitrators, one to be chosen by each company from among the officers of other life insurance companies and a third to be chosen by the said two arbitrators before entering upon arbitration. In the event that either party should fail to choose an arbitrator within thirty days following a written request by the other party to do so, the requesting party may choose two arbitrators who shall in turn choose an umpire before entering upon arbitration. If the two arbitrators are unable to agree upon the selection of an umpire within thirty days following their appointment, each arbitrator shall nominate three candidates within ten days thereafter. Then, each arbitrator will veto two of the other arbitrator's choices. Finally, one of the two remaining names will be chosen by drawing lots.

         The arbitrators will regard this document as an honorable agreement and not merely as a legal obligation. Their decision will be final and binding upon both companies; from it there shall be no appeal.

         The place of meeting of the arbitrators will be decided by a majority vote of the arbitrators. All expenses and fees of the arbitrators will be borne equally by CENTURY LIFE and FRANKONA AMERICA, unless decreed otherwise by the arbitrators.



INSOLVENCY OF CEDING COMPANY

         All reinsurance under this agreement will be payable by FRANKONA AMERICA directly to CENTURY LIFE, its liquidator, receiver or statutory successor, on the basis of the liability of CENTURY LIFE under the policy or policies reinsured and without diminution because of the insolvency of CENTURY LIFE. However, in the event of such insolvency, the liquidator, receiver or statutory successor of CENTURY LIFE will give written notice of a pending claim against CENTURY LIFE on the reinsured policy. It will do so within a reasonable time after the claim is filed in the insolvency proceedings. During the pendency of such a claim, FRANKONA AMERICA may investigate the claim and may, at its own expense, interpose any defense or defenses which it may deem available to CENTURY LIFE, its liquidator, receiver or statutory successor, in the proceedings where the claim is to be adjudicated.

         The expense thus incurred by FRANKONA AMERICA will be chargeable against CENTURY LIFE, subject to court approval, as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to CENTURY LIFE solely as a result of the defense undertaken by FRANKONA AMERICA.

         Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to the claim, the expense will be apportioned in accord with the terms of the reinsurance agreement as though the expense had been incurred by CENTURY LIFE.

INSOLVENCY OF FRANKONA AMERICA

         In the event of insolvency of FRANKONA AMERICA as determined by the Department of Insurance responsible for such determination, CENTURY LIFE may immediately and completely recapture all reinsurance ceded under this agreement, without penalty to CENTURY LIFE.


 FACULTATIVE REINSURANCE

         Whenever CENTURY LIFE requires reinsurance on a risk, it may apply to FRANKONA AMERICA for facultative reinsurance.



 PROCEDURE FOR FACULTATIVE REINSURANCE

         Whenever CENTURY LIFE applies to FRANKONA AMERICA for facultative life reinsurance, it will forward FRANKONA AMERICA an application form in substantial accord with Schedule B Part 1, together with copies of the original application, medical examiners' reports, inspection reports, and all other commonly accepted underwriting evidence bearing on the insurability of the risk. FRANKONA AMERICA will examine the evidence immediately upon receipt of the application and will notify CENTURY LIFE of its decision as soon as possible.

         When a policy on which facultative reinsurance has been obtained in FRANKONA AMERICA is paid for, CENTURY LIFE will forward FRANKONA AMERICA a reinsurance cession form in substantial accord with Schedule B.

         FRANKONA AMERICA will send CENTURY LIFE a completed cession card in accord with Schedule B Part 2, as evidence of the reinsurance.



 NEW LIMITS OF RETENTION

         If CENTURY LIFE changes its limits of retention affecting reinsurance, it will give FRANKONA AMERICA fourteen days' written notice of the change.

 CHANGES

         Whenever a change is made in the plan of a policy reinsured under this agreement, a corresponding change will be made in the reinsurance. Whenever a change is made in the underwriting classification of a policy reinsured under this agreement, a corresponding change will be made in the reinsurance, provided that FRANKONA AMERICA has given prior approval to the change.



REINSTATEMENTS

         If a policy reinsured under this agreement either lapses or is continued on a Paid-up or Extended Term insurance basis, and if subsequently it is approved for reinstatement by CENTURY LIFE and FRANKONA AMERICA in accord with the underwriting standards of each, CENTURY LIFE will keep the retention limit it originally kept on the policy and FRANKONA AMERICA will reinstate automatically the excess over the original retention limit, but not an amount more than was originally reinsured in FRANKONA AMERICA on the policy.

         CENTURY LIFE will obtain FRANKONA AMERICA's prior approval before reinstating the reinsurance.

         CENTURY LIFE will notify FRANKONA AMERICA of the reinstatement promptly, and the reinsurance so reinstated will become effective as of the date of CENTURY LIFE's and FRANKONA AMERICA's underwriting approval of reinstatement.

         CENTURY LIFE will pay FRANKONA AMERICA the proportionate part of the reinsurance premium based on the premium payable for the year of reinstatement. This applies to the period from the date of reinstatement to policy anniversary date next following. Thereafter, reinsurance premiums will be payable in accord with Premium Rates, Premium Payment Basis, and the Accounting Statements and Premium Payments provisions.



YEARLY RENEWABLE TERM

         Life reinsurance under this agreement will be on the Yearly Renewable Term plan for the amounts at risk on the portion of the original policy reinsured in FRANKONA AMERICA.

AMOUNT AT RISK

         For Universal Life plans the amount at risk each year will be taken as:

         OPTION A: The specified amount of insurance reinsured.

         OPTION B: The specified amount of insurance reinsured less the accumulated value thereon.

         For all other plans the amount at risk each year will be taken as the difference between the face amount of life reinsurance and the terminal reserve thereon by the reserve tables of CENTURY LIFE. However, the terminal reserves will be disregarded when the original policy is issued on a level term plan for twenty years or less, or on a reducing term plan for any period of years, or when the life reinsurance is issued for a face amount of less than $2,500.

         When the life reinsurance portion of a risk ceded under this agreement is issued for a face amount of less than $2,500, the amounts at risk will remain level in all years at the initial face amount of such reinsurance.

         The above method of calculating amounts at risk may be inappropriate for reinsurance of certain types of plans. For such cases, CENTURY LIFE and FRANKONA AMERICA may mutually agree upon alternative methods of calculation.


PREMIUM RATES

         Premiums for reinsurance will be computed on the basis of the amount at risk at the rates shown in Schedule C. The renewal rates guaranteed for life reinsurance are also those shown in Schedule C. However, where such rates are less than the 1980 CSO net premiums at 4.5% for the applicable rating, the latter net premium rates are the guaranteed rates.

         Reinsurance of the Disability Waiver of Premium Benefit, if applicable, will be on a YRT basis. Reinsurance premium will be computed using rates shown in Schedule C.



PREMIUM PAYMENT BASIS

         Reinsurance premiums will be payable on an annual basis and in accord with the Accounting Statements And Premium Payments provision. Whenever reinsurance under this agreement is reduced or terminated, FRANKONA AMERICA will refund the unearned reinsurance premium, except for the annual fee, if any. The annual fee will not be subject to refund for any reason.

         Whenever reinsurance under this agreement is reinstated, CENTURY LIFE will pay FRANKONA AMERICA the proportionate part of the reinsurance premium, based on the premiums payable for the year of reinstatement, for the period from the date of reinstatement to the policy anniversary date next following. Thereafter, reinsurance premiums will be payable in accord with the Premium Payment Basis, and the Accounting Statements And Premium Payments provisions.

         In the event of Disability, CENTURY LIFE will continue to pay FRANKONA AMERICA the Schedule C premiums for all coverages which continue during disability, notwithstanding any payments made by FRANKONA AMERICA to CENTURY LIFE under the Claim Payments provision.


PROCEDURES FOR SELF-ADMINISTRATION OF AUTOMATIC REINSURANCE

         CENTURY LIFE will maintain adequate records to administer the reinsurance accounts and will cede reinsurance under this agreement on a bordereau self-administration basis. CENTURY LIFE will provide FRANKONA AMERICA with a monthly activity listing of self-administered business which includes the following information:

              a) Description of activity (new business, termination, adjustments, renewals, etc.)
              b)   Date
              c)   Insured's name
              d)   Sex
              e)   Date of birth
              f)   Age
              g)   Plan name (or code)
              h)   Policy number
              i)   Effective date
              j)   Face amount
              k)   Reinsurance amount (and allowances, where appropriate)
              l)   Reinsurance premium (Life, DWP, Flat Extras)
              m)   Table rating
              n)   Smoker/Non-smoker status
              o)   Indication of Automatic or Facultative

SUPPLEMENTARY BENEFITS


         Reinsurance under this provision may include the following supplementary benefits, provided CENTURY LIFE is retaining its maximum limit of retention for such benefits as shown in Schedule A:

              1) The disability waiver of premium benefit for an amount not greater than that corresponding to the accompanying life reinsurance. In no event will the amount of the disability waiver of premium benefit be greater than an amount corresponding to $3,000,000 of life reinsurance.

              2) The accidental death benefit, provided that the total amount of such benefit in force and applied for in all companies does not exceed $350,000.



EXCLUSIONS

         Payor Benefits, Group Coverages, Group Conversions, and Guaranteed Issue Insurance are excluded from this agreement.



PREMIUM TAX REIMBURSEMENTS

         By mutual agreement between CENTURY LIFE and FRANKONA AMERICA, premium taxes will not be reimbursed.


DURATION OF AGREEMENT

         This agreement is not limited in duration, but may be amended at any time by mutual consent of the two companies and may be terminated for further new reinsurance at any time by either company giving ninety days notice by registered letter. Such termination for new reinsurance will not affect existing reinsurance, which will remain in force until the termination or expiration of each individual reinsurance in accord with the terms and conditions of this agreement. However, FRANKONA AMERICA will not be liable under this agreement for any claims or premium refunds which are not reported to FRANKONA AMERICA within 180 days following the termination or expiry of all reinsurance reinsured under this agreement.

 LIABILITY

         The liability of FRANKONA AMERICA on any reinsurance under this agreement will begin simultaneously with that of CENTURY LIFE, provided that FRANKONA AMERICA has given unconditional approval on the application for facultative reinsurance, and provided that CENTURY LIFE has notified FRANKONA AMERICA of its acceptance of the offer. Subject to the provisions entitled Changes, Exchanges, Conversions, Reductions, Cancellations, Reinstatements, Recaptures, and Duration of Agreement, and subject to the payment of reinsurance premiums as provided by the Premium Rates, Premium Payment Basis, and Accounting Statements and Premium Payments provisions of this agreement, such reinsurance will be continued in force as long as CENTURY LIFE is liable under its respective policy. The reinsurance will cease when the liability of CENTURY LIFE terminates.



OFFSET

         CENTURY LIFE or FRANKONA AMERICA may offset any balance(s), whether on account of premiums, claims, adjustment, expense, or any other amount(s) due from one party to the other under this agreement. It is agreed that claims will not be offset until the claim procedures outlined in the Claim Procedures provision have been followed. The language of this provision shall be deemed effective only as and to the extent permitted by the law of any applicable jurisdiction.


ACCOUNTING STATEMENTS AND PREMIUM PAYMENTS

         Each processing period CENTURY LIFE will send FRANKONA AMERICA an itemized statement, together with a remittance for the balance due FRANKONA AMERICA as shown therein. The statement will cover the following:

              a)   First year premiums due on new reinsurance.

              b) Renewal premiums due on existing reinsurance with renewal anniversaries during the current month.

              c) Premium adjustments outstanding on changes in reinsurance and previous accounting statement entries.

         If the balance is due CENTURY LIFE, FRANKONA AMERICA will remit the amount of the balance due to CENTURY LIFE promptly.

         Any balance of net amount due FRANKONA AMERICA which remains unpaid for more than thirty days after receipt of the billing statement, will incur interest charges of 1.25% per month calculated from the date such balance was first due.

To witness our agreement we sign in duplicate on the dates indicated at the home office of each company.





                             CENTURY LIFE OF AMERICA
                                  Waverly, Iowa


 Date:
       -------------------------

 By:                                       Attest:
       ---------------------------                 -----------------------------
Title:                                     Title:
       -------------------------                   -----------------------------





                    FRANKONA AMERICA LIFE REASSURANCE COMPANY
                              Kansas City, Missouri



 Date:
       -------------------------

 By:                                       Attest:
       -------------------------                   -----------------------------
Title:                                     Title:
       -------------------------                   -----------------------------

                                    FORM OF
                              FACULTATIVE AGREEMENT



                                     between


                             CENTURY LIFE OF AMERICA
                                  Waverly, Iowa
                     (hereinafter called the CEDING COMPANY)


                                       and


                     GENERAL AMERICAN LIFE INSURANCE COMPANY
                               St. Louis, Missouri


                 This Agreement is Effective September 1, 1991

                                TABLE OF CONTENTS


ARTICLE                                                             PAGE
-------                                                             ----
     I              FACULTATIVE COVERAGE                               1

    II              FACULTATIVE PROVISIONS                             2

   III              PREMIUMS                                           3

    IV              PREMIUM ADMINISTRATION                             4

     V              CONVERSIONS                                        5

    VI              ERRORS AND OMISSIONS                               6

   VII              EXPENSE OF ORIGINAL POLICY                         7

  VIII              CHANGES IN RETENTION AND                           8
                     RECAPTURE PRIVILEGES

    IX              TERMINATIONS AND REDUCTIONS                        9

     X              REINSTATEMENT, CONTINUATIONS,                      10
                     EXTENDED TERM AND REDUCED PAID-UP
                     INSURANCE

    XI              LIABILITY                                          11

   XII              CLAIMS                                             12

  XIII              ARBITRATION                                        13

   XIV              INSOLVENCY                                         15

    XV              RIGHT TO INSPECT                                   16

   XVI              DURATION OF AGREEMENT                              17

  XVII              EXECUTION OF AGREEMENT                             18

EXHIBIT
-------

   A                RETENTION SCHEDULE

   B                POLICY PLANS REINSURED

   C                PREMIUMS AND ALLOWANCES

                                    ARTICLE I


                               FACULTATIVE COVERAGE


A. Reinsurance required by the CEDING COMPANY will be assumed by GENERAL AMERICAN on a facultative basis as described in the terms of this Agreement. GENERAL AMERICAN will have the option of accepting, rejecting, or rating any application for reinsurance.

B. GENERAL AMERICAN will promptly notify the CEDING COMPANY of its underwriting action after all evidence of insurability has been examined.

C. The CEDING COMPANY is not bound to submit any particular risks to GENERAL AMERICAN and will have the option of accepting or rejecting any reinsurance offer of GENERAL AMERICAN.

                                   ARTICLE II


                             FACULTATIVE PROVISIONS


A. The CEDING COMPANY will send copies of the original applications, all medical reports, inspection reports, attending physician's statement and any additional information pertinent to the insurability of the risk.

B. The CEDING COMPANY will also notify GENERAL AMERICAN of any underwriting information requested or received after the initial request for reinsurance is made. For policies which contain automatic increase provisions, the CEDING COMPANY will inform GENERAL AMERICAN of the initial and ultimate risk amounts for which reinsurance is being requested.

C. On a timely basis, GENERAL AMERICAN will submit a written decision. In no case will GENERAL AMERICAN'S offer on facultative submissions be open after 120 days have elapsed from the date of GENERAL AMERICAN'S offer to participate in the risk. Acceptance of the offer and delivery of the policy according to the rules of the CEDING COMPANY must occur within 120 days of the final reinsurance offer. Unless GENERAL AMERICAN explicitly states in writing that the final offer is extended, the offer will be automatically withdrawn at the end of day 120.

D. GENERAL AMERICAN will not be liable for proceeds paid under the CEDING COMPANY'S conditional receipt or temporary insurance agreement for risks submitted on a facultative basis.

                                   ARTICLE III


                         YEARLY RENEWABLE TERM PREMIUMS


A. Plans of insurance listed in Exhibit B will be reinsured on the yearly renewable term basis for the net amount at risk on that portion of the policy which is reinsured with GENERAL AMERICAN.

B. Premiums for Life reinsurance and reinsurance of supplemental benefits will be based on the rates and allowances described in Exhibit C.

C. Where flat extra premiums are charged by the CEDING COMPANY to an insured, such flat extra premium shall be ceded to GENERAL AMERICAN in the same proportion as that applicable to the face amount reinsured in accordance with Exhibit A.

D.   There will be no premium tax reimbursement.

E. The Life Reinsurance rates contained in this Agreement are guaranteed for one year, and GENERAL AMERICAN anticipates continuing to accept premiums on the basis of these rates indefinitely. If GENERAL AMERICAN deems it necessary to increase rates, such increased rates cannot be higher than the valuation net premiums for annually renewable term insurance calculated using the minimum statutory mortality rates and maximum statutory interest rate for each year of issue.

                                   ARTICLE IV


                              PREMIUM ADMINISTRATION


A. Each month, GENERAL AMERICAN will send the CEDING COMPANY a statement showing the premiums due for all new cessions processed during the month and for renewing cessions with anniversaries in that month. Any premium adjustments due to terminations, reinstatements, reissues or other changes dated earlier than sixty (60) days before the billing period will also be listed. The CEDING COMPANY will remit within thirty (30) days of the billing date the net amount shown as due GENERAL AMERICAN. All premiums not paid within thirty (30) days of the due date shown on the statement will be in default.

B. GENERAL AMERICAN reserves the right to charge interest at an annual rate of 8% when:

          1. Renewal premiums are not paid within sixty (60) days of the due date shown on the statement.

          2.   Premiums for new business are not paid within one-hundred twenty
               (120) days of the effective date of the policy.

C. It is understood that GENERAL AMERICAN'S account statements call for payment of premiums due for the forthcoming year of coverage. Unearned premiums resulting from lapses, terminations and deaths will be returned to the CEDING COMPANY based on the number of days coverage was not provided, without interest.

D. GENERAL AMERICAN will have the right to terminate this Agreement when premiums are in default by giving ninety (90) days written notice of termination to the CEDING COMPANY. As of the close of the last day of this ninety (90) day notice period, GENERAL AMERICAN'S liability for all risks reinsured under this agreement will terminate. The first day of the ninety
     (90) day notice of termination under Section B of this Article will be the day the notice is received in the mail by the CEDING COMPANY or if the mail is not used, the day it is delivered to the CEDING COMPANY. If all premiums in default are received within the ninety (90) day time period, the Agreement will remain in effect.

E. Payments between the CEDING COMPANY and GENERAL AMERICAN may be paid net of any amount due and unpaid under all reinsurance agreements between both parties.

                                    ARTICLE V


                                   CONVERSIONS


Existing CEDING COMPANY term plans may be converted to a permanent plan covered by this Agreement. Premiums will be based on a point-in-scale transfer to the premium basis covered in Article III and Exhibit C of this Agreement, based on the original issue date of the term plan being converted.

                                   ARTICLE VI


                              ERRORS AND OMISSIONS


If either the CEDING COMPANY or GENERAL AMERICAN fails to perform an obligation that affects this Agreement and such failure results in an error on the part of the CEDING COMPANY or GENERAL AMERICAN, the error will be corrected by restoring both the CEDING COMPANY and GENERAL AMERICAN to the positions they would have occupied had no such error occurred.

                                   ARTICLE VII


                           EXPENSE OF ORIGINAL POLICY


The CEDING COMPANY will bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the original policy subject to GENERAL AMERICAN'S responsibility under Article XII for the reinsured percentage of certain types of expenses.

                                  ARTICLE VIII

                  CHANGES IN RETENTION AND RECAPTURE PRIVILEGES


A. The CEDING COMPANY has the right to increase or decrease its retention limits. If, at any time, the CEDING COMPANY changes its existing retention limits, as shown in Exhibit A, written notice of the change will promptly be given to GENERAL AMERICAN.

B. The CEDING COMPANY may apply the new limits of retention to existing reinsurance and reduce and recapture reinsurance in force in accordance with the following rules:

          1. No recapture will be made unless reinsurance has been in force ten (10) years.

          2. Recapture will become effective on the policy anniversary date following notification of the company's intent to recapture.

          3. No recapture will be made unless the CEDING COMPANY retained its maximum limit of retention for the plan, age and mortality rating at the time the policy was issued. No recapture will be allowed in any class of fully reinsured business or in any classes of risks for which the CEDING COMPANY established special retention limits less than the CEDING COMPANY'S maximum retention limits for the plan, age and mortality rating at the time the policy was issued.

          4. If any reinsurance is recaptured all reinsurance eligible for recapture under the provisions of this Article must be recaptured.

          5. If there is reinsurance in other companies on risks eligible for recapture, the necessary reduction is to be applied to each company in proportion to the total outstanding reinsurance.

                                   ARTICLE IX


                            TERMINATIONS & REDUCTIONS


Terminations or reductions of Net Amount at Risk on the existing Reinsured Life will take place in accordance with the following rules, in order of priority:

     1. The CEDING COMPANY must keep its initial or recaptured retention on the policy.

     2. Termination or reduction of a wholly reinsured policy will not affect other reinsurance in force.

     3. A termination or reduction on a wholly retained case will cause an equal reduction in existing automatic reinsurance with the oldest policy being reduced first.

     4. A termination or reduction of a partially reinsured policy will reduce or eliminate the reinsurance of this policy. If reinsurance is eliminated on this policy, then the automatic reinsurance of subsequently issued policies will be reduced or eliminated to restore the CEDING COMPANY'S level of retention. The oldest of the subsequently issued policies will be reduced first.

     5. If the policies are reinsured with multiple reinsurers, the reinsurance will be reduced by the ratio of the amount of reinsurance in each company to the total outstanding reinsurance on the risk involved.

                                    ARTICLE X


                   REINSTATEMENT, CONTINUATIONS, EXTENDED TERM
                          AND REDUCED PAID-UP INSURANCE


A. Any policy originally reinsured in accordance with the terms and conditions of this Agreement by the CEDING COMPANY may be automatically reinstated with GENERAL AMERICAN so long as the policy is reinstated in accordance with the terms and rules of the CEDING COMPANY. Any policy originally reinsured with GENERAL AMERICAN on a facultative basis which has been in a lapsed status for more than ninety (90) days must be submitted with underwriting requirements and approved by GENERAL AMERICAN before it is reinstated. The CEDING COMPANY will pay GENERAL AMERICAN its share of amounts collected or charged for the reinstatement of such policy.

B. A continuation is a new policy replacing a policy issued earlier by the CEDING COMPANY or a change in an existing policy that is issued or made either:

          1.   Under the terms of the original policy, or

          2. Without the same new underwriting information the CEDING COMPANY would obtain in the absence of the original policy, or

          3. Without a suicide exclusion period or contestable period of equal duration to those contained in new issues by the CEDING COMPANY, or

          4. Without the payment of the same commissions in the first year that the CEDING COMPANY would have paid in the absence of the original policy.

C. Continuations will be reinsured under this Agreement only if the original policy was reinsured with GENERAL AMERICAN; the amount of reinsurance under this Agreement will not exceed the amount of the reinsurance of the original policy with GENERAL AMERICAN immediately prior to the continuation.

D. Changes as a result of extended term or reduced paid-up insurance will be handled like reductions.

                                   ARTICLE XI


                                    LIABILITY


A. This is an Agreement solely between GENERAL AMERICAN and the CEDING COMPANY. In no instance will anyone other than GENERAL AMERICAN or the CEDING COMPANY have any rights under this agreement, and the CEDING COMPANY will be and remain solely liable to any insured, policyowner, or beneficiary under any policy reinsured hereunder.

B. GENERAL AMERICAN will not be liable for proceeds paid under the CEDING COMPANY'S conditional receipt or temporary insurance agreement.

C. Liability for all reinsurance submitted facultatively to GENERAL AMERICAN will commence when all of the following conditions have been met:

          1. GENERAL AMERICAN'S offer has been accepted in writing and the CEDING COMPANY has properly documented its records to reflect this acceptance, and

          2. The policy has been delivered and paid for in accordance with the CEDING COMPANY'S procedures, and

          3. No more then one-hundred twenty (120) days have elapsed from the date of GENERAL AMERICAN'S final offer unless GENERAL AMERICAN explicitly states in writing that the final offer is extended for some further period of time.

D. The liability of GENERAL AMERICAN for all reinsurance under this Agreement will cease simultaneously with the liability of the CEDING COMPANY and will not exceed the CEDING COMPANY'S contractual liability under the terms of its policies.

                                   ARTICLE XII

                                     CLAIMS



A. Prompt notice of a claim must be given to GENERAL AMERICAN. In every case of loss, copies of the proofs obtained by the CEDING COMPANY will be taken by GENERAL AMERICAN as sufficient. Copies thereof, together with proof of the amount paid on such claim by the CEDING COMPANY will be furnished to GENERAL AMERICAN when requesting its share of the claim. However, if the amount reinsured with GENERAL AMERICAN is more than the amount retained by the CEDING COMPANY and the claim is contestable, all papers in connection with such claim, including all underwriting and investigation papers, must be submitted to GENERAL AMERICAN for its recommendation before admission of any liability on the part of the CEDING COMPANY.

B. The CEDING COMPANY will notify GENERAL AMERICAN of its intention to deny a claim ("Notice of Denial"). The CEDING COMPANY shall in all cases retain the right, in the exercise of its sole discretion, to deny, settle or litigate a claim. GENERAL AMERICAN shall be bound by the result of any settlement or, in the case of litigation, any settlement or judgment, and shall reinsure the amount of such settlement or judgment up to the maximum amount payable under this Agreement.

     Following the Notice of Denial of a claim, all expenses in regard to investigation, negotiation, mediation, arbitration, dispute resolution, litigation, settlement and compromise, including all costs and attorneys fees, thereafter incurred by the CEDING COMPANY or awarded to the claimant, shall be divided pro-rata between the CEDING COMPANY and GENERAL AMERICAN in accordance with the reinsured percentage applicable to such claim. However, GENERAL AMERICAN may avoid responsibility for all such expenses if it notifies the CEDING COMPANY within thirty (30) days after receipt of the Notice of Denial that it intends to pay the CEDING COMPANY, without regard to whether the CEDING COMPANY is ultimately determined to be liable for any amount whatsoever under the policy, the reinsured portion of the sum claimed to be due under the policy, subject to the maximum amount payable under the policy. In the event, GENERAL AMERICAN shall promptly make payment to the CEDING COMPANY of the reinsured share of the claim.

     The following categories of expenses or liabilities will not be reimbursed:

          1. Salaries of employees or other internal expenses of the CEDING COMPANY or the original issuing company.

          2. Extra contractual damages, including punitive and exemplary damages;

          3. Routine investigative or administrative expenses, except as provided above; or

          4. Expenses incurred in connection with a dispute or contest between or among two or more beneficiaries or claimants to policy proceeds or benefits the amount of which is not disputed and is conceded by CEDING COMPANY to be due and payable to one or more of the beneficiaries or claimants.

C. If the amount of insurance changes because of a misstatement of rate classification, GENERAL AMERICAN'S share of reinsurance liability will change proportionately.

D. For approved Waiver of Premium benefit claims, GENERAL AMERICAN will pay the CEDING COMPANY its portion of the amount of gross premiums waived by the CEDING COMPANY.













                                    Page 12a

                                  ARTICLE XIII


                                   ARBITRATION


A. It is the intention of GENERAL AMERICAN and the CEDING COMPANY that the customs and practices of the insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If GENERAL AMERICAN or the CEDING COMPANY cannot mutually resolve a dispute which arises out of or relates to this Agreement, however, the dispute will be decided through arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law; there will be no appeal from their decision, and any court having jurisdiction of the subject matter and the parties may reduce that decision to judgment.

B. To initiate arbitration, either the CEDING COMPANY or GENERAL AMERICAN will notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within ten (10) days of its receipt.

C. There will be three arbitrators who will be current or former officers of life insurance companies other than the contracting companies or their affiliates. Each of the contracting companies will appoint one of the arbitrators and these two arbitrators will select the third. If either party refuses or neglects to appoint an arbitrator within sixty days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within sixty days of their appointment, each of the arbitrators will nominate three individuals. Each arbitrator will then decline two of the nominations presented by the other arbitrator. The third arbitrator will then be chosen from the remaining two nominations by drawing lots.

D. It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in Section A of this Article. Therefore, at no time will either the CEDING COMPANY or GENERAL AMERICAN contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by both the CEDING COMPANY and GENERAL AMERICAN to inform the arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute will be coordinated with the other party and will be provided simultaneously to the other party or will take place in the presence of the other party. Further, at no time will any arbitrator be informed that the arbitrator has been named or chosen by one party or the other.

E. The arbitration hearing will be held on the date fixed by the arbitrators. In no event will this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish pre-arbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party will provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they will give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration will have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing.

F. Each party shall bear its own costs incurred in connection with the arbitration, including the fee charged by the arbitrator it has selected. The fee charged by the third arbitrator shall be divided equally between the parties.

                                   ARTICLE XIV


                                   INSOLVENCY


A. In the event of the insolvency of the CEDING COMPANY, all reinsurance will be payable directly to the liquidator, receiver, or statutory successor of the CEDING COMPANY without diminution because of the insolvency of the CEDING COMPANY.

B. In the event of insolvency of the CEDING COMPANY, the liquidator, receiver or statutory successor will immediately give written notice to GENERAL AMERICAN of all pending claims against the CEDING COMPANY on any policies reinsured. While a claim is pending, GENERAL AMERICAN may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to the CEDING COMPANY or its liquidator, receiver or statutory successor. The expense incurred by GENERAL AMERICAN will be chargeable, subject to court approval, against the CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by GENERAL AMERICAN. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the CEDING COMPANY.

C. Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either GENERAL AMERICAN or the CEDING COMPANY with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid.

                                    FORM OF
                              REINSURANCE AGREEMENT

                                   BETWEEN THE

                             CENTURY LIFE OF AMERICA

                                       OF

                                  WAVERLY, IOWA

               5356-l referred to in this agreement as the Company

                                      and

                        GENERAL REASSURANCE CORPORATION

                                FINANCIAL CENTRE

                             STAMFORD, CONNECTICUT

                      referred to in this agreement as GRA

The Company and GRA mutually agree to reinsure on the terms and conditions set out below. This agreement is solely between the Company and GRA, and performance of the obligations of each party under this agreement shall be rendered solely to the other party. In no instance shall anyone other than the Company or GRA have any rights under this agreement.



                                    ARTICLE I

                              AUTOMATIC REINSURANCE


1. Insurance. The Company will cede and GRA will accept reinsurance coverage from the Company on citizens of the United States or Canada domiciled in the United States or Canada at the time of policy issue, whose surnames begin with the letters shown in Schedule A attached. Where the Company has more than one agreement with GRA, the total amount per life automatically ceded to GRA, under all agreements combined, shall not exceed the automatic binding limits available to the Company under the agreement with the highest binding authority. However, under this agreement GRA will accept automatically, on a bulk basis, reinsurance in amounts per life, up to those shown in Schedule A, not to exceed $999,999. Reinsurance amounts with GRA of $1,000,000 and



                                                         ARTICLE I CONTINUES ...


                                     I. 1.

greater per life shall be ceded on an individual cession basis in accordance with the provisions of Article II and III, Any case causing the combined amount reinsured per life with GRA to exceed $999,999 shall be ceded, in it's entirety, on an individual basis in accordance with the provisions of Articles II and III. In no instance may a policy reinsured with GRA be split between bulk reporting and individual reporting. When the Company retains its maximum limit of retention, as shown in Part I of Schedule A, attached, the Company will cede and GRA will accept automatically reinsurance in amounts not exceeding the amounts per life in Part II of Schedule A attached. When the Company already has for its own account its maximum limit of retention on the life and for this reason alone is not retaining any portion of the insurance applied for on a current application, and when in the Company's opinion there has been no adverse change in the insurance status of the risk since the Company's last acceptance for its own retention, GRA will accept automatically reinsurance within the limits specified above, A risk as defined in the following categories is not eligible for reinsurance under this paragraph:

a)   A jumbo risk as defined in paragraph 3 below.

b) A risk which has been sent to GRA or any other reinsurer for facultative underwriting consideration.


                                                         ARTICLE I CONTINUES ...


                                     I. 2.

2. Coverages. Life insurance, waiver of premium disability for an amount not greater than the corresponding life insurance, additional indemnity insurance for accidental death and death by accidental means, and benefits under associated riders are exclusively the coverages or risk reinsured automatically under paragraph 1, to the extent that limits per life are specified in Schedule A attached. The life insurance includes both basic policies and term riders providing life insurance protection. Life insurance resulting from a group conversion, where full evidence of insurability has not been secured, will not be included under this treaty.


3. Jumbo Risk. A jumbo risk is one where the papers of the Company, including all papers that are part of the current application, indicate that the person to be insured has or will have total insurance in force in all companies greater than

                          Life                Accidental Death
                          ----                ----------------
        All Ages        $3,000,000                $300,000

4. Waiver of Premium Acceptance and Participation Limits. GRA's maximum acceptance limit for Waiver of Premium for disability benefits shall be $2,000,000 per life, and the


                                                         ARTICLE I CONTINUES ...



                                     I. 3.

maximum participation limit for such benefits shall be $3,000,000 per life.


5. Regular Limits of Retention. The Company may modify its regular limits of retention, detailed in Schedule A, by giving thirty days' written notice to GRA. The amount of reinsurance to be ceded and accepted automatically after the new limits take effect will be determined by mutual agreement.



                                                            ... END OF ARTICLE I


                                     I. 4.

                                   ARTICLE II

                             FACULTATIVE REINSURANCE


1. Insurance. When reinsurance is not available as Automatic Reinsurance under
Article I, the Company may submit for consideration by GRA a request for any amount of reinsurance for the coverages in Article I. 2 that the Company may require. Even though reinsurance is available as Automatic Reinsurance under
Article I, the Company may choose to submit for consideration by GRA a request for any amount of reinsurance of the coverages in Article I. 2 that the Company may require.


2. Facultative Submissions. When the Company desires facultative reinsurance, the application will be made by Form 1002-Part 1 - Preliminary Notification, shown in Schedule D - Part II. It will send to GRA any and all information it has about the risk, including specifically but not limited to copies of the application, medical examiners' reports, attending physicians' statements, inspection reports, and other papers bearing on the insurability of the risk. Upon receipt of the application, GRA will analyze the risk promptly and as soon as possible notify the Company of its decision and its classification of the risk. After the


                                                        ARTICLE II CONTINUES ...



                                     II. 1.

Company's policy has been paid for and delivered, the Company will complete and send to GRA Form 1002 - Parts 2 and 3 - Formal Notification, shown in Schedule D
- Part III within ninety days of GRA's decision to accept the case. The Company will retain Part 4, Form 1002 for its records. A Reinsurance Record Card with paper copy will be returned to the Company on each formal cession received. If any change is made in the Company's policy that affects the amount of reinsurance, such as changes in face amount or form of policy, after Parts 2 and 3 have been sent, the Company will complete Form 1015 (Rev. 10/80) - Change Notification.



                                                           ... END OF ARTICLE II


                                     II. 2.

                                  ARTICLE III

                  AUTOMATIC AMOUNTS PER LIFE EXCEEDING $999,999


After the Company's policy has been paid for and delivered, the Company will complete and send to GRA Form 2002-Part 1 - Automatic Notification, shown in Schedule D - Part I. The Company will retain Part 2, Form 2002 for its records. A Reinsurance Record Card with paper copy will be returned to the Company on each formal cession received. Included in this category is any case which causes the total amount per life reinsured with GRA to exceed $999,999, all treaties combined. The entire amount of such a case, reinsured with GRA, shall be ceded to GRA on an individual basis as outlined above.







                                                          ... END OF ARTICLE III


                                    III. 1.

                                   ARTICLE IV

                                    LIABILITY



1. Automatic Reinsurance Liability. The liability of GRA on any automatic reinsurance under this agreement begins and ends at the same time as that of the Company provided that such an automatic application shall not have been submitted to any reinsurer for facultative underwriting consideration.

2. Facultative Reinsurance Liability. The liability of GRA on any facultative reinsurance under this agreement begins, subject to:

a) GRA's having given the Company an unconditional approval on the application for reinsurance, and

b)   the Company having notified GRA of its acceptance of such offer.

The liability of GRA ends at the same time as that of the Company.


                                                           ... END OF ARTICLE IV


                                     IV. 1.

                                TABLE OF CONTENTS

I.           Automatic Reinsurance
II.          Facultative Reinsurance
III.         Amounts Exceeding $999,999
IV.          Liability
V.           Plan and Amount of Insurance
VI.          Premiums
VII.         Claims
VIII.        General Provisions
IX.          Recapture
X.           Arbitration
XI.          Duration of Agreement
XII.         Execution

Schedule A - Retention and Reinsurance Limits
Schedule B - Reinsurance Statement
Schedule C - Commissions and Allowances
Schedule D - Individual Reinsurance Forms
Schedule E - Accidental Indemnity Premiums
Schedule F - Premiums
Schedule G - Guaranteed Insurability Rider



                                                      AUTOMATIC COINSURANCE BULK

                                    ARTICLE V

                          PLAN AND AMOUNT OF INSURANCE


1. Plan. Reinsurance under this agreement for life insurance and waiver of premium benefits is on the coinsurance plan in accordance with the original forms issued by the Company for the plans listed in Schedule C. Premiums for the Accidental Death Benefit, when this coverage is included, are given in Schedule E.

2. Amounts. The amount of reinsurance is the face amount ceded to GRA as automatic or facultative reinsurance. GRA will not contribute to dividends paid by the Company unless noted otherwise in Schedule C.

3. Reductions and Terminations. Reinsurance amounts are calculated in terms of coverages on the life of a person. If any of the Company's policies or riders on the person are reduced or terminated, any automatic reinsurance in force will be reduced by the corresponding amount. The reduction will not be applied to facultative reinsurance or to force the Company to reassume more than its regular retention limit at the time of the reduction for the age at issue, mortality rating and form of the policy or policies for which



                                                         ARTICLE V CONTINUES ...


                                     V. 1.

reinsurance is being terminated. If reinsurance has been ceded to more than one reinsurer, the reduction in GRA's reinsurance will be in proportion to the reduction in the total. After the proportion has been determined, the rules above will be used.

4. Reinstatement:

a) Automatic Reinsurance. A policy of the Company, ceded to GRA on an automatic basis, that was reduced, terminated or lapsed, if reinstated by the Company under its regular rules, will be reinstated automatically to the amount that would be in force had the policy not been reduced, terminated, or lapsed.

b) Facultative Reinsurance. A policy of the Company that was reduced, terminated or lapsed, if ceded to GRA on a facultative basis, will require approval by GRA prior to reinstatement of such a policy, if the Company has retained less than 50% of the risk. Upon such approval, reinsurance for the policy will be for the amount that would be in force had the policy not been reduced, terminated or lapsed.


In connection with all such reinstatements the Company shall pay GRA all reinsurance premiums in arrears with interest



                                                         ARTICLE V CONTINUES ...


                                     V. 2.

at the same rate and in like manner as the Company has received under its policy.

5. Nonforfeiture Benefits. GRA is liable for the same form and term of nonforfeiture benefit as provided for in the policy issued by the Company for an amount corresponding to the amount reinsured.

6. Policy Loans. GRA will not make policy loans on policies reinsured under this agreement.

7. Minimum Amounts. Amounts of reinsurance less than $5,000 will not be ceded under this contract.





                                                            ... END OF ARTICLE V



                                     V. 3.

                                   ARTICLE VI

                                    PREMIUMS


1. Reinsurance Premium. The premium to be paid to GRA by the Company for life insurance and waiver of premium disability benefits will be the premium the Company charges, exclusive of policy fees, on an annual basis, for the amounts and coverages reinsured under this agreement. GRA will pay or grant to the Company the commission and expense allowances given in Schedule C. Premiums for accidental death benefit, when this coverage is included, are given in Schedule E.

2. Preliminary Term Insurance. If the Company issues a policy with preliminary term insurance, the reinsurance premium for the preliminary term period will be paid to GRA at the same rate the Company charges for the policies on which reinsurance in GRA is based less commissions at the percentage paid by the Company. This rule applies to all benefits under the preliminary term insurance. For the first policy year after the preliminary term period, the premiums and allowances for all benefits will be computed at first year rates.



                                                        ARTICLE VI CONTINUES ...



                                     VI. 1.

3. Payments. Premiums are payable annually in advance. If reinsurance is reduced, terminated, or increased by reinstatement during the year, pro-rata adjustment will be made by GRA and the Company.

4.   Procedure.

a) Bulk Reported Amounts per life up to $999,999. Within ten days following the close of the calendar month, the Company will forward to GRA a statement of premiums due, reserves, and policy data as exhibited in Schedule B. The statement will show the premium due on new reinsurance effected in the preceding month and on existing reinsurance with anniversaries in the preceding month and the pro-rata adjustments for changes in reinsurance, less the commission and expense allowances granted on these premiums, less cash surrender values and annual dividends paid during the preceding month by the Company on its policies for the amount reinsured by GRA, and less the policy indebtedness for the amount reinsured on policies going under nonforfeiture benefits during the preceding month. The Company will remit a check for the balance indicated to GRA along with the statement of reinsurance. If a balance is due the Company, it will be remitted by GRA promptly.


                                                        ARTICLE VI CONTINUES ...



                                     VI. 2.

b) Individual Reporting Treatment. When a policy on a given life is individually reported, all current and future cessions on that life, will be reported to GRA on an individual cession basis.

c) Individual Billing Procedures. Individually reported business, as described in Articles II and III, shall be billed by GRA on a monthly basis. Each calendar month, GRA will send to the Company two copies of a statement of reinsurance due. The statement will show the premium due on new reinsurance effected in the preceding month and on existing reinsurance with anniversaries in the current month and the pro-rata adjustments for changes in reinsurances. The Company will examine the statement and will return one copy with a check for the balance indicated to GRA within a reasonable time. If a balance is due the Company, it will be remitted by GRA along with the monthly statement of reinsurance. The Company will note to GRA any discrepancies and proper adjustment will be made.


5. Nonpayment of Reinsurance Premiums. Except as provided in Article VIII. 4., the payment of reinsurance premiums




                                                        ARTICLE VI CONTINUES ...



                                     VI. 3.

shall be a condition precedent to the liability of GRA under reinsurance covered by this agreement. In the event of nonpayment of reinsurance premiums as provided in this Article, GRA shall have the right to terminate the reinsurance under all policies having reinsurance premiums in arrears.

6. Age Adjustment. If the amount of any of the Company's policies reinsured under this agreement is changed because of a misstatement of age, GRA will share in the change in the ratio of the amount reinsured to the total face amount of the policy reinsured. If the reinsured is still alive, GRA will share in the future payments in the same ratio, or if the original face amount is to be restored, GRA will share proportionately with the Company in all adjustments.


7. Year End Reports. Within thirty days of the end of each calendar year, the Company will forward to GRA a listing to support the reserve and in force portions of the bulk report.












                                                           ... END OF ARTICLE VI





                                     VI. 4.

                                   ARTICLE VII

                                     CLAIMS


1. Notice. The Company shall notify GRA promptly after receipt of any information on a claim where reinsurance is involved, and it shall furnish to GRA as soon as possible the completed reinsurance claim form and copies of all claim papers and proofs.

2. Authorization for Payment.

a) Automatic Reinsurance. GRA shall follow the decision of the Company on payment of a claim arising from a policy ceded to GRA on an automatic basis.

b) Facultative Reinsurance. With respect to any claim arising from a policy ceded to GRA on a facultative basis, (1) where the Company has retained less than 50% of the insurance and the claim is within the contestable period of the policy, the Company shall confer with GRA before settlement, and (2) in other cases GRA shall follow the decision of the Company on payment of the claim.


3. Payment. For life and additional indemnity claims, GRA shall pay its share in a lump sum to the Company, without regard to the form of claim settlement of the Company.




                                                       ARTICLE VII CONTINUES ...



                                    VII. 1.

For a waiver of premium disability claim, the Company shall continue to pay premiums for reinsurance except the premium for disability reinsurance. GRA shall pay its proportionate share of the disability benefits on the original policy, including its share of the premiums for benefits that remain in effect during disability.

4. Expenses. GRA shall share in the claim expense of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured hereunder bears to the total net risk of the Company on all policies being contested by the Company, and it shall share in the total amount of any reduction in liability in the same proportion. Claim expense shall include, but not be limited to, cost of investigation, legal fees court costs, and interest charges. Compensation of salaried officers and employees and any possible extra-contractual damages shall not be considered covered expenses.

5. Misstatements. In the event of an increase or reduction in the amount of the Company's insurance on any policy reinsured hereunder because of an overstatement or understatement of age or misstatement of sex, established after the death of the


                                                       ARTICLE VII CONTINUES ...



                                    VII. 2.

insured, the Company and GRA shall share in such increase or reduction in proportion to their respective net amounts at risk under that policy.


6. Contested Claims. Whenever the Company has formed a preliminary opinion that a claim might be denied or contested, and prior to any final action by it indicating to the claimant that the claim is being denied or contested, it shall give GRA the opportunity to review the complete claim file. GRA shall review this file promptly and, at its option, (1) pay its full share as if the claim was not contested, in full discharge of its obligation to the Company for that claim, or (2), after consultation with the Company, join in the contest, or ratify the denial, in which case GRA shall communicate to the latter in writing GRA's decision to share in the fortunes of the Company with respect to that claim.

7. Assistance and Advice. At the request of the Company, GRA shall advise on any claim concerning business reinsured hereunder and, when such a claim appears to be of doubtful validity, it shall assist the Company in its determination of liability and in the best procedure to follow with respect to the claim.




                                                          ... END OF ARTICLE VII



                                    VII. 3.

                                  ARTICLE VIII

                               GENERAL PROVISIONS


1. Policy Forms and Rates. The Company will furnish GRA with a copy of its application forms, policy and rider forms, premium, dividend and nonforfeiture value manuals, reserve tables and any other forms or tables needed for proper handling of reinsurance under this agreement. It will advise GRA promptly of any changes or new forms it may adopt from time to time.

2. Reinsurance Conditions. The reinsurance is subject to the same limitations and conditions as the insurance under the policy or policies written by the Company on which the reinsurance is based.


3. Expenses. The Company will bear the expense of all medical examinations, inspection fees, and other charges in connection with original policy.

4. Errors and Omissions. It is expressly understood and agreed that if nonpayment of premiums, within the time specified or failure to comply with any terms of this agreement is shown to be unintentional and the result of


                                                      ARTICLE VIII CONTINUES ...



                                    VIII. 1.

misunderstanding or oversight on the part of either the Company or GRA, both the Company and GRA shall be restored to the positions they would have occupied had no such error or oversight occurred.


5. Inspection. At any reasonable time, GRA may inspect the original papers and any and all other books or documents at the Home Office of the Company relating to or affecting reinsurance under this agreement.


6. Premium Taxes. GRA shall not reimburse the Company for state premium taxes on reinsurance premiums received from the Company.


7. Insolvency. All reinsurance under this agreement will be paid by GRA directly to the Company, its liquidator, receiver, or statutory successor, on the basis of the liability of the Company under the policy or policies reinsured without diminution because of the insolvency of the Company. In the event of the insolvency of the Company, the liquidator receiver or statutory successor of the Company will give written notice of a pending claim against the Company on any policy reinsured within a reasonable time after the claim is filed in the insolvency proceedings.



                                                      ARTICLE VIII CONTINUES ...




                                    VIII. 2.

While the claim is pending, GRA may investigate and interpose, at its own expense, in the proceedings where the claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator, receiver or statutory successor. The expense incurred by GRA will be charged, subject to court approval, against the Company as an expense of liquidation to the extent of a proportionate share of the benefit that accrues to the Company as a result of the defenses by GRA. Where two or more reinsurers are involved and a majority in interest elect to defend a claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as if the expense had been incurred by the Company.


                                                         ... END OF ARTICLE VIII




                                    VIII. 3.

                                   ARTICLE IX

                                    RECAPTURE


1. Recapture. If the Company increases its limits of retention, it may make a corresponding reduction in the reinsurance in force under this agreement on all persons where the Company has maintained its maximum limit of retention as detailed in Schedule A. No reinsurance, however shall be reduced under this provision before the end of the 10th policy year of the Company's policy, and no reinsurance may be recaptured where the Company retained less than its maximum retention in effect at the time the policy was issued. On any reinsurance terminated under this provision, GRA will allow to the Company the cash value at the date of termination.

2. Method of Recapture. If the Company elects to recapture, it will notify GRA in writing within 90 days from the effective date of its increase in retention. At the next anniversary (or the 10th anniversary, if later) of the Company's policy, the reinsurance will be reduced to increase the total retained by the Company to its new maximum. Recapture is allowed on only one retention increase during any twelve month period and the amount of increase subject



                                                        ARTICLE IX CONTINUES ...



                                     IX. 1.

to recovery shall not exceed 100 percent of the previous retention detailed in Schedule A. If reinsurance on any policy for any person is reduced under this provision, all must be reduced. If two or more reinsurers have reinsurance on the same person, GRA's share of the reduction will be in proportion to its share of the total reinsurance on the person.










                                                           ... END OF ARTICLE IX



                                     IX. 2.

                                    ARTICLE X

                                   ARBITRATION


1. Agreement. Any unresolved difference of opinion between GRA and the Company shall be submitted to arbitration by three arbitrators. One arbitrator shall be chosen by GRA and one shall be chosen by the Company. The third arbitrator shall be chosen by the other two arbitrators within ten (10) days after they have been appointed. If the two arbitrators cannot agree upon a third, the third arbitrator shall then be chosen by the President of the American Council of Life Insurance or its successor. If either party fails to choose an arbitrator within thirty (30) days after receiving the written request of the other party to do so, the latter shall choose both arbitrators, who shall choose the third arbitrator. The arbitrators shall be impartial and shall be present or former officers of life insurance or life reinsurance companies.

2. Method. The party requesting arbitration (the "Petitioner") shall submit its brief to the arbitrators within thirty (30) days after notice of the selection of the third arbitrator. Upon receipt of the Petitioner's brief, the other party (the "Respondent") shall have thirty (30)


                                                         ARTICLE X CONTINUES ...



                                      X. 1.

days to file a reply brief. On receipt of the Respondent's brief, the Petitioner shall have twenty (20) days to file a rebuttal brief. Respondent shall have twenty (20) days from the receipt of Petitioner's rebuttal brief to file its rebuttal brief. The arbitrators may extend the time for filing of briefs at the request of either party.

3. Effect. The arbitrators are relieved from judicial formalities and, in addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, shall make their award with a view to effecting the intent of this Agreement. The decision of the majority shall be final and binding upon the parties. The costs of arbitration, including the fees of the arbitrators, shall be shared equally unless the arbitrators decide otherwise, The arbitration shall be held at the times and places agreed upon by the arbitrators.

4. Award. The arbitration award shall be in writing and shall be signed by at least a majority of the arbitrators. The award shall be made promptly by the arbitrators and, unless otherwise agreed by the parties, shall be delivered to the parties either personally or by mail not later than thirty (30) days from the date of the close of the arbitration proceedings.

                                                            ... END OF ARTICLE X



                                     X. 2.

                                   ARTICLE XI

                              DURATION OF AGREEMENT



1. Duration of Agreement. This agreement will be effective on and after the effective date stated in Article XII. It is unlimited in duration but may be amended by mutual consent of the Company and GRA. It may be terminated as to new reinsurance by either party by giving 90 days' written notice to the other. Termination as to new reinsurance does not affect existing reinsurance. That reinsurance will remain in force until termination of the Company's policy or policies on which the reinsurance is based in accordance with the terms of this agreement.



                                                          ... END OF ARTICLES XI




                                     XI. 1.

                                   ARTICLE XII

                                    EXECUTION




In witness of the above, this agreement is signed in duplicate at the dates and places indicated with an effective date of January 22, 1986 and shall apply to eligible policies applied for on and after such date and eligible policies applied for on and after such date which were backdated for up to six (6) months to save age.


Date:                                           CENTURY LIFE OF AMERICA
     ---------------------------------

Place: Waverly, IA                              By:
      --------------------------------             -----------------------------

Witness:                                        Title:
        ------------------------------                --------------------------


Date:                                           GENERAL REASSURANCE CORPORATION
     ---------------------------------

Place: Stamford, CT                             By: /s/ J M Jackson
      --------------------------------             -----------------------------

Witness:                                        Title:  V.P.
        ------------------------------                --------------------------

                  ADDENDUM TO REINSURANCE AGREEMENT #5356-l

                               Replacement Policy


  Policies reinsured under this agreement shall be subject to the following rules concerning the replacement of one policy by another. These rules apply to internal replacements within the same Company, both contractual and non-contractual, as well as external replacements, the replacement of policies written by another company and replaced with the policy of the ceding Company.

  For the purpose of this agreement, Universal Life products will be considered to be permanent products. Policy forms commonly referred to as "Graded Premium Whole Life", "Increasing Premium Whole Life", et al shall be considered to be term products.

  The ceding Company agrees that if a severe replacement record has been established on the applied for policy, it will exercise its right to decline issue.

  I. INTERNAL REPLACEMENTS

  Internal replacements shall be defined as an existing policy being rewritten to a new plan of insurance within the same primary (ceding) Company.

  If a replacement is a contractual replacement of a term product by a permanent contract without an increase in face amount, normal conversion rules apply and no evidence of insurability shall be required. Any reinsurance on the new policy shall remain with the reinsurer of the original policy.

  If the above contractual replacement results in an increase in the face amount, the amount of increase shall be treated as a new issue, and may or may not be ceded to the original reinsurer.

  If the amount of increase is to be reinsured with GRA, normal underwriting evidence shall be required for the amount of increase only. In addition, a new suicide and incontestability clause shall be effective for the amount of increase only.

  If a reinsurer other than GRA has the reinsurance on the original policy involved in a non-contractual internal replacement, GRA will not consider accepting the reinsurance on the new policy without a written release from the reinsurer of the original policy. Otherwise, for all non-contractual internal replacements, the rules above for contractual replacements shall apply.

 Replacement Policy, Pg, 2




 II. EXTERNAL REPLACEMENTS

 External replacements shall be defined as the termination of an existing policy in one primary company and the replacement of it with a new policy in another primary company.

 For this type of replacement, the ceding Company shall regard the applied for policy as a completely new application subject to the ceding Company's full underwriting rules for the age and amount involved. If the new policy replaces a policy issued during the prior 25 months, or if there have been two replacements during the prior 5 years, this policy should be considered a lapse risk and the ceding Company will notify GRA, which reserves the right to accept or decline participation in the risk.

 III. REINSURANCE RATES

 New policies resulting from a replacement will be reinsured at the alternate rates or renewal allowances specified in the treaty depending on whether the reinsurance agreement is YRT or Coinsurance, respectively.

                                    Addendum


                            Interest Sensitive Products


Whenever an Interest Sensitive Product is reinsured hereunder, the following modifications to the agreement shall apply.

I.   Coverages

     The term Waiver of Premium for Disability, when used in this agreement I shall be understood to mean Waiver of Mortality Risk Premium.


II.  Net Amount at Risk

  a) Bulk Reported Business

     The net amount at risk shall be defined as the difference between the face amount of the policy and the cash value of the policy determined on a monthly basis.

  b) Individually Reported Business

     A level net amount at risk shall be estimated by the Company and submitted to GRA for the first five years. If there is a change in the policy of $10,000 or more, the Company shall send to GRA amended net amounts at risk. The same procedure shall be used for each subsequent five year period. The estimated net amount at risk shall be determined according to a method mutually agreeable to the Company and GRA.

III. Payment

  a) Bulk Reported Business

     Payment shall be monthly in arrears.

  b) Individually Reported Business

     As indicated in agreement.

 Addendum, Interest Sensitive Products, pg 2


 IV.  Reports

  a)  Bulk Reported Business

      In addition to the reporting information required in this agreement, the information shown on the attached Exhibit I must be provided to GRA within ten days following the close of the calendar month.

  b)  Individually Reported Business

      As indicated in agreement.

V.    Claims

  a)  Bulk Reported Business

      As indicated in agreement.

  b)  Individually Reported Business

      Claims payments shall be the estimated net amount at risk as provided by the Company, errors and omissions notwithstanding. Adjustment may be made for misstatements as defined in the CLAIMS article of this agreement.

VI.   Replacements

      Item II - External Replacements, of the Replacement Addendum, shall not apply to Interest Sensitive products.

                                    Form of


    L I F E,   D I S A B I L I T Y   A N D   A C C I D E N T A L   D E A T H


                                A U T O M A T I C


                   R E I N S U R A N C E   A G R E E M E N T

                                   No. 1258-04


                                     between



                             CENTURY LIFE OF AMERICA

                                of Waverly, Iowa




                                       and



                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                           of Los Angeles, California




                           Effective February 1, 1986

                                TABLE OF CONTENTS

                                    Articles


         I        Basis Of Reinsurance
        II        Liability
       III        Notification Of Reinsurance
        IV        Plans Of Reinsurance
         V        Reinsurance Premiums
        VI        Premium Accounting
       VII        Oversights
      VIII        Reductions, Terminations And Changes
        IX        Increase In Retention
         X        Reinstatement
        XI        Expenses
       XII        Claims
      XIII        Inspection Of Records
       XIV        Insolvency
        XV        Arbitration
       XVI        Parties To Agreement
      XVII        Guaranteed Insurability Benefit
     XVIII        Duration Of Agreement


                                    Exhibits


         I        Preliminary Application for Reinsurance
        II        The Reinsured's Retention Limits
       III        The Reinsured's Plans Of Insurance
        IV        Monthly Renewable Term Reinsurance Premiums -
                  Non-Experience Refund Schedule

This Agreement, effective February 1, 1986, is made by and between CENTURY LIFE OF AMERICA, hereinafter called the Reinsured, and TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, hereinafter called the Reinsurer, as follows:


                                    ARTICLE I

                               BASIS OF REINSURANCE


1. The word "insurance" as used in this Agreement, refers to insurance on an individual risk under a contract issued directly by the Reinsured.

2. The Reinsured shall reinsure on the automatic basis all of its excess life, disability waiver of premium and accidental death insurance issued under a plan of insurance listed in Exhibit III, provided each one of the following conditions first is satisfied:

     A.   The risk shall be a resident of the United States or Canada.

     B. The risk shall be classified and insured by the Reinsured in accordance with its then existing regular new risk underwriting rules.

     C. The face amount of life insurance then applied for in all companies including the Reinsured on the life, when added to the face amount of life insurance then in force in all companies including the Reinsured on the life, shall not exceed $5,000,000.

                                                     ARTICLE I CONTINUES ...

     D. The amount of accidental death insurance then applied for in all companies including the Reinsured on the life, when added to the amount of accidental death insurance then in force in all companies including the Reinsured on the life, shall not exceed the Reinsurer's existing participation limit in the case of excess accidental death insurance.

     E. The Reinsured shall not have submitted to the Reinsurer an application for facultative reinsurance on the risk.

     F. The Reinsured shall retain on the life the amounts of life, disability waiver of premium and accidental death insurance equal to the limits as stated in Exhibit II.

     G. The mortality rating on a risk shall not be in excess of Table Sixteen (P) - 500%.

     H. The amounts of life and disability waiver of premium insurance to be reinsured on the life shall not exceed the amounts equal to four times the amounts the Reinsured shall retain on the life.

     I. The amount of accidental death insurance to be reinsured on the life shall not exceed $100,000.

     The Reinsurer shall deliver to the Reinsured a copy of the schedule of the Reinsurer's accidental death participation limits and promptly shall inform the Reinsured of any change therein.


                                                      ARTICLE I CONTINUES ...

3. If the Reinsured's excess life, disability waiver of premium and accidental death insurance issued under a plan of insurance listed in Exhibit III,

     A. Shall satisfy each one of the conditions for automatic reinsurance listed in Section 2. of this Article, however, the Reinsured in its own discretion prefers to apply for such reinsurance on the facultative basis, the Reinsured shall submit to the Reinsurer an application for facultative reinsurance.

     B. Shall not satisfy each one of the conditions for automatic reinsurance listed in Section 2. of this Article, the Reinsured shall submit to the Reinsurer an application for facultative reinsurance.

     An application for facultative reinsurance may include life insurance with or without either disability waiver of premium or accidental death or both. An application for accidental death reinsurance may be submitted without an application for life reinsurance.

     An application for facultative reinsurance shall be made by submitting to the Reinsurer a "Preliminary Application for Reinsurance", Exhibit I, together with copies of all papers


                                                    ARTICLE I CONTINUES ...

      pertaining to the insurability of the risk. The Reinsurer shall have the option of accepting or rejecting or rating any application for facultative reinsurance. The Reinsurer promptly shall notify the Reinsured of its underwriting action after the Reinsurer has examined the evidence of insurability submitted.

4. The initial minimum amount of life reinsurance under each reinsurance cession shall be at least $10,000.


                                                        ... END OF ARTICLE I.

                                   ARTICLE II

                                    LIABILITY


1. The Reinsurer's liability under this Agreement for automatic reinsurance shall commence simultaneously with the beginning of the Reinsured's liability under its corresponding insurance.

2. If the Reinsurer shall have accepted an application for facultative reinsurance, the Reinsurer's liability under this Agreement for the reinsurance accepted shall commence simultaneously with the beginning of the Reinsured's liability under its corresponding insurance. In no event shall the Reinsurer's liability for facultative reinsurance on a risk commence before the Reinsurer has accepted the application for reinsurance.

3. In no event shall the Reinsurer's liability for reinsurance continue after termination of the Reinsured's liability under its corresponding insurance.

4. The receipt by the Reinsurer of the initial reinsurance premium and of each subsequent reinsurance premium, in accordance with the provisions of the PREMIUM ACCOUNTING Article of this Agreement for the reinsurance under a given cession, shall be a condition to the Reinsurer's continuing liability for reinsurance under the cession.


                                                      ... END OF ARTICLE II.

                                   ARTICLE III

                            NOTIFICATION OF REINSURANCE


 1. In the case of reinsurance of a plan of insurance listed in Exhibit III, the Reinsured shall inform the Reinsurer of such reinsurance by means of the monthly accounting report as described in Article VI.


                                                      ... END OF ARTICLE III.

                                   ARTICLE IV

                              PLANS OF REINSURANCE


1.   Life Reinsurance.

     Life reinsurance shall be on the yearly renewable term basis for the net amount at risk.


     A.   Level Term Plans (Duration Twenty Years or Less).

          If the life insurance reinsured is issued as a level term plan (duration twenty years or less), the Reinsurer's net amount at risk shall be the difference between (i) the face amount of the life insurance reinsured and (ii) the Reinsured's retained amount of such life insurance.

     B.   Reducing Term Plans.

          If the life insurance reinsured is issued as a reducing term plan,

          (1) The Reinsurer's net amount at risk for the first policy year shall be the difference between (i) the face amount of the life insurance reinsured and (ii) the Reinsured's retained amount of such life insurance.


                                                    ARTICLE IV CONTINUES ...

               After the first policy year, the Reinsurer's net amount at risk for each of the policy years two through ten, inclusive, shall be the prior policy year's net amount at risk, less, however, an amount equal to one-ninth of the difference between (i) the face amount of the life insurance reinsured as of the beginning of the first policy year, and (ii) the face amount of the life insurance reinsured as of the beginning of the tenth policy year.

          (2) The Reinsurer's net amount at risk for each policy year, during any ten policy year period after the first ten policy years, shall be the prior policy year's net amount at risk, less, however, an amount equal to one-tenth of the difference between
               (i) the face amount of the life insurance reinsured as of the beginning of the policy year immediately preceding the period involved, and (ii) the face amount of the life insurance reinsured as of the beginning of the last policy year of the period involved.


          (3) The Reinsurer's net amount at risk for each policy year shall be the difference between (i) the face amount of the life insurance reinsured and (ii) the Reinsured's retained amount of such life insurance, if the period of policy years involved shall be less than


                                                   ARTICLE IV CONTINUES ...

               ten policy years, or if during any ten policy year period the face amount of life insurance upon which the life reinsurance is based remains level for two or more policy years.

     C. Plans other than Level Term Plans (Duration Twenty Years or Less) or Reducing Term Plans.

          If the life insurance reinsured is issued as a plan other than a level term plan (duration twenty years or less) or a reducing term plan,

          (1) The Reinsurer's net amount at risk for the first policy year shall be the difference between (i) the face amount of the life insurance reinsured and (ii) the Reinsured's retained amount of such life insurance. After the first policy year, the Reinsurer's net amount at risk for each of the policy year's two through ten, inclusive, shall be the prior policy year's net amount at risk, less, however, an amount equal to one-ninth of the cash value of the life insurance reinsured as of the end of the tenth policy year.

          (2) The Reinsurer's net amount at risk for each policy year, during any ten policy year period after the first ten policy years, shall be the prior policy year's net amount at risk, less, however, an amount equal to one-tenth of

                                                   ARTICLE IV CONTINUES ...

               the difference between (i) the cash value of the life insurance reinsured as of the end of the last policy year of the period involved, and (ii) the cash value of the life insurance reinsured as of the end of the policy year immediately preceding the period involved.

          (3) The Reinsurer's net amount at risk for each policy year shall equal the difference between (i) the face amount of the life insurance reinsured and (ii) the Reinsured's retained amount of such life insurance, less, however, the cash value of the life insurance for the policy involved for each policy year in the period involved if the period of policy years involved shall be less than ten policy years.

     D. The Reinsurer's net amount at risk shall remain constant throughout each policy year involved.

     E. If the risk is reinsured by more than one reinsurer, the proportion that the Reinsurer's net amount at risk shall bear to the Reinsurer initial face amount of life insurance reinsured shall be in the same proportion that the total net amount at risk, calculated as prescribed for the Reinsurer in Subsections 1.B. or 1.C. of this Article, as the case may be, shall bear to the total initial face amount of life insurance reinsured.


                                                ARTICLE IV CONTINUES ...

     Due to certain variables in the plans of insurance which the Reinsured may issue, which include but are not limited to special options, structure of tables of amounts, rate of accumulation of cash surrender values and provisions guaranteeing an increase in the face amount under a given plan of insurance, the methods of calculating the Reinsurer's net amount at risk, as described herein, may not be appropriate. In such a case, the Reinsurer's net amount at risk shall be determined by a method mutually agreeable to the parties hereto.

2.   Disability Waiver of Premium Reinsurance.

     Disability waiver of premium reinsurance shall be on the coinsurance basis.

3.   Accidental Death Reinsurance.

     Accidental death reinsurance shall be on the yearly renewable term basis.

4. The Reinsured upon request shall furnish the Reinsurer with a copy of each policy, rider, ratebook and cash value table applicable to the life insurance reinsured.



                                                      ... END OF ARTICLE IV.

                                    ARTICLE V

                              REINSURANCE PREMIUMS


1.   Life Reinsurance Premiums.

     A. If life insurance without a flat extra premium is reinsured, the life reinsurance premium for a given cession shall be determined from the schedule of rates in Exhibit IV.

          The Reinsurer anticipates that the premium rates in Exhibit IV will be continued indefinitely for all of the life reinsurance cessions to which such rates shall apply. However, because of technical questions in some states regarding deficiency reserves, if any one or more of such premium rates for any policy year or years after the first shall be less than the net premium rate or rates based on the 1958 CSO Table at 2 l/2% interest for the applicable mortality rating, then, in that event, only the latter rate or rates shall be guaranteed by the Reinsurer.

     B. If life insurance with a flat extra premium is reinsured, the reinsurance premium for a given cession shall be the sum of

          (1) The reinsurance premium as provided in Subsection 1.A. of this Article, and


                                                      ARTICLE V CONTINUES ...

(2) An extra reinsurance premium computed for each policy year in accordance with the following formula:

     a = b X d, where
        ---
         c


     a = Extra reinsurance premium.

     b = The Reinsurer's life reinsurance net amount at risk.

     c = Net amount at risk, calculated as prescribed for the Reinsurer of the life insurance on which such life reinsurance is based.

     d = Amount of the annual flat extra premium which the Reinsured shall apply to the life insurance on which such life reinsurance is based,

     less, however, an allowance at the following rate computed on the amount produced by such formula:

               Term of Reinsured's            Allowance
               Flat Extra Premium               Rates
               -------------------            ---------

                                        First          Renewal
                                         Year           Years
                                        -----          -------

      More than 5 years                  85%             15%
      5 years or less                    15%             15%

2.   Disability Waiver of Premium Reinsurance Premiums.

     The reinsurance premium for a given cession shall be an amount equal to the annual premium which the Reinsured shall charge


                                                       ARTICLE V CONTINUES ...

     its insured on that amount of the benefit reinsured under the cession involved, less, however, an allowance at the following rate computed on the amount of the reinsurance premium:

                      First Year             Renewal Years
                      ----------             -------------

                         85%                     15%

3.   Accidental Death Reinsurance Premiums.

     A. The reinsurance premium per $1,000 of accidental death reinsurance without common carrier coverage shall be determined from the following schedule:

          Classification              First Year       Renewal Years
          --------------              ----------       -------------
          Standard (1)                $   .20            $   .85
          Medium (1 l/2)                  .35               1.20
          Special (2)                     .45               1.55

     B. The reinsurance premium per $1,000 of accidental death reinsurance with common carrier coverage shall be determined from the following schedule:

          Classification              First Year       Renewal Years
          --------------              ----------       -------------
          Standard (1)                $   .25            $   .90
          Medium (1 l/2)                  .40               1.25
          Special (2)                     .50               1.60


                                                       ARTICLE V CONTINUES ...

4. The Reinsurer shall reimburse the Reinsured for the amount of any premium taxes which the Reinsurer is not required to pay on the reinsurance premiums payable under this Agreement and which the Reinsured shall be required to pay.


                                                        ... END OF ARTICLE V.

                                   ARTICLE VI

                               PREMIUM ACCOUNTING


1. The reinsurance premiums required under this Agreement shall be payable to the Reinsurer on the annual basis regardless of how insurance premiums are payable to the Reinsured.

2. Each month the Reinsured shall prepare and submit to the Reinsurer a statement listing first year and renewal reinsurance premiums less refunds and allowances and pertinent data mutually agreed upon by the parties hereto for the life, disability waiver of premium and accidental death insurance reinsured under this Agreement which became due during the current month.

3. If a statement shows that a net reinsurance premium balance is payable to the Reinsurer, the Reinsured shall include with the statement its payment for the amount of the net balance due the Reinsurer. If payment for the full amount of the net balance due the Reinsurer is not included with the statement, the reinsurance premiums for all of the risks listed on the statement shall be in default. If a statement shall not be received by the Reinsurer within thirty days, the reinsurance premiums for all of the risks that would have been listed on such statement shall be in default.


                                                     ARTICLE VI CONTINUES ...

     If a statement shows that a net balance is payable to the Reinsured, the Reinsurer shall pay to the Reinsured the amount of the net balance within thirty-days after the day on which the Reinsurer received the monthly statement from the Reinsured.

4. The Reinsurer shall have the right to terminate the reinsurance on risks for which reinsurance premiums are in default by giving thirty days written notice of termination to the Reinsured. As of the close of the last day of this thirty-day notice period, all of the Reinsurer's liability for the following reinsurance shall terminate:

     A. Reinsurance on risks which are the subject of the termination notice and, in addition,

     B. Reinsurance on risks the reinsurance premiums for which went into default during the thirty-day notice period.

     Notwithstanding termination of reinsurance as provided by this Section, the Reinsured shall continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned by the Reinsurer under this Agreement.


5. Subject to the exception stated in the third paragraph of this Section, reinsurance terminated under Section 4. of this Article may be reinstated by the Reinsured.


                                                     ARTICLE VI CONTINUES ...

     The Reinsured may reinstate such terminated reinsurance if, within sixty days after the effective date of its termination, the Reinsured shall pay in full all of the unpaid reinsurance premiums for the reinsurance which was in force prior to its termination. The effective date of reinstatement shall be the day the Reinsurer shall have received all of the required premiums.

     There shall be no reinstatement of reinsurance on a risk with respect to which the Reinsured incurred a claim for insurance after the reinsurance terminated notwithstanding the fact that payment of the unpaid reinsurance premiums for such a risk is required before there can be any reinstatement under this Section.

6. The first day of the thirty-day notice of termination under Section 4. of this Article, shall be the day that the notice shall be deposited in the mail addressed to the Reinsured's Home Office, or, if the mail is not used, the day it is delivered to the Reinsured's Home Office or to an Officer of the Reinsured.

7. Within sixty days following the close of each calendar year the Reinsured shall prepare and submit to the Reinsurer an in force listing of all risks reinsured under this Agreement setting forth pertinent data mutually agreed upon by the parties hereto.


                                                      ARTICLE VI CONTINUES ...

8. The reinsurance premiums and the reinsurance benefits payable under this Agreement shall be payable in the lawful money of the United States; except, however, they shall be payable in the lawful money of Canada if the Reinsured's insurance is based on Canadian currency.


                                                       ... END OF ARTICLE VI.

                                   ARTICLE VII

                                   OVERSIGHTS


1. Either the Reinsured or the Reinsurer may correct its failure to comply with a requirement of this Agreement if the failure was unintentional and caused by clerical oversight or a misunderstanding. In such event, both companies shall be restored to the position they would have occupied had the failure not occurred, provided the failure is rectified within a reasonable time after discovery.



                                                      ... END OF ARTICLE VII.

                                  ARTICLE VIII

                      REDUCTIONS, TERMINATIONS AND CHANGES


1. If insurance reinsured under this Agreement is reduced, the reinsurance for the risk involved shall be reduced by a like amount on the effective date of the reduction of the insurance.

     If a risk is reinsured by more than one reinsurer, the reduction of the reinsurance shall be in the same proportion as the amount of the initial reinsurance on the risk under this Agreement bore to the amount of initial reinsurance on the risk carried by all reinsurers including the Reinsurer.


2. If insurance reinsured under this Agreement is terminated, the reinsurance for the risk involved shall terminate on the effective date of the termination of the insurance.


3. If there shall be a reduction or termination of any portion of the aggregate amount of insurance which has been retained by the Reinsured on a given life, then, any reinsurance under this Agreement based on the same life shall be reduced by a like amount on the effective date of the termination of the retained insurance. The Reinsured shall reduce such reinsurance in accordance with the retention limits which were in effect as of the policy date of each reinsured policy involved. Therefore, in no event shall the Reinsured be required to assume an amount in


                                                      ARTICLE VIII CONTINUES ...

     excess of its regular retention limit for the age at issue, mortality rating and risk classification for any policy on which reinsurance is being reduced.


     The Reinsured first shall apply the reduction to the reinsurance of insurance which has the same mortality rating as the terminated insurance. If further reduction in reinsurance is required, the reinsurance to be terminated or reduced shall be determined by the chronological order in which they were effected, the first effected being the first terminated or reduced.


     If a risk is reinsured by more than one reinsurer, the reduction of the reinsurance shall be in the same proportion as the amount of the initial reinsurance on the risk under this Agreement bore to the amount of initial reinsurance on the risk carried by all reinsurers including the Reinsurer.


4.   If the Reinsured wishes to


     A. Reduce the mortality rating, or


     B. Effect a change which would result in an increase in the amount of the Reinsurer's liability on a risk reinsured under the facultative provisions as set forth in the BASIS OF REINSURANCE Article of this Agreement, such a reduction or change shall be governed by those same facultative provisions.


                                                       ARTICLE VIII CONTINUES...

 5. If there is a change in insurance which is reinsured under this Agreement, a corresponding change shall be made in the applicable reinsurance.


6. If the net amount of life reinsurance at risk for a given reinsurance risk falls below $1,000, all of the life reinsurance for the risk involved shall terminate as of the effective date the net amount of life reinsurance at risk falls below $1,000. The life reinsurance for the risk involved shall terminate, as provided in the preceding sentence of this Section, notwithstanding the fact reinsurance on the same life under some other risk shall continue in force under this Agreement.


7. When reinsurance is reduced or changed, the Reinsured shall report such reduction or change on the monthly accounting statement.


8. The Reinsurer shall refund to the Reinsured all unearned reinsurance premiums not including policy fees, less applicable allowances. arising from reductions, terminations and changes as described in this Article.


                                                      . . . END OF ARTICLE VIII.

                                   ARTICLE IX

                              INCREASE IN RETENTION


1. If, at any time, both before and after termination of this Agreement, the Reinsured should increase its retention limits as shown in Exhibit II, written notice of the increase promptly shall be given to the Reinsurer,


2. The Reinsured shall have the option of reducing the reinsurance under this Agreement if it shall increase its retention limits. The Reinsured shall exercise its option to recapture by giving written notice to the Reinsurer within 90 days after the effective date of the increase in its retention limits.


3.   If the Reinsured shall exercise its option to recapture, then


     A. The Reinsured shall reduce the reinsurance on each life for which the Reinsured retained its maximum retention limit for age and mortality rating in effect at the time the reinsurance was ceded to the Reinsurer.


        No reduction shall be made in the reinsurance on a given life if (a) the Reinsured retained a special retention limit less than its maximum retention limit for the age and mortality rating in effect at the time the reinsurance was ceded to the Reinsurer, or if (b) the Reinsured retained no insurance on the life.


                                                         ARTICLE IX CONTINUES...

     B. The Reinsured shall reduce the reinsurance by that amount which will increase the total amount of insurance to be retained by the Reinsured at its own risk to its new retention limit. If a life is reinsured by more than one reinsurer, the reduction of the reinsurance shall be in the same proportion as the amount of the reinsurance on the life under this Agreement shall bear to the amount of reinsurance on the life carried by all reinsurers including the Reinsurer.


     C. The reduction of reinsurance shall become effective on the last to occur of the following two dates:


        (1) The cession's anniversary date next following the effective date of the increase in the Reinsured's retention limits.


        (2) The end of ten full years starting with the 'policy date' for the risk involved.


                                                       .  . . END OF ARTICLE IX.

                                    ARTICLE X

                                  REINSTATEMENT


1. If insurance shall lapse for nonpayment of premium and if it is reinstated in accordance with its terms and the rules of the Reinsured, the applicable reinsurance shall be reinstated by the Reinsurer subject to the condition that the Reinsured shall pay to the Reinsurer all reinsurance premiums in arrears.


                                                         . . . END OF ARTICLE X.

                                   ARTICLE XI

                                    EXPENSES


1. The Reinsured shall bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the issuance of the insurance.


                                                        . . . END OF ARTICLE XI.

                                   ARTICLE XII

                                     CLAIMS


1. The Reinsurer shall be liable to the Reinsured for the insurance benefits reinsured under this Agreement as the Reinsured shall be liable for such benefits. All reinsurance claim settlements shall be subject to the terms and conditions of the particular form of contract under which the Reinsured is liable.


2. When the Reinsured is advised of a claim, it promptly shall notify the Reinsurer.


3. If a claim is made under incontestable insurance reinsured under this Agreement and if the Reinsured retained fifty percent or more of the insurance at the time of issue, the Reinsurer shall consider the claim to be a claim by the Reinsured for reinsurance. The Reinsurer shall abide the issue as it is settled by the Reinsured. The Reinsured, when it shall request payment of the reinsurance proceeds, shall deliver to the Reinsurer a copy of the proof of death and the claimant's statement.

4. If a claim is made under either (a) incontestable insurance reinsured under this Agreement and if the Reinsured retained less than fifty percent of the insurance, or (b) contestable insurance reinsured under this Agreement, the Reinsured shall submit to the Reinsurer a copy of each paper connected with the claim. The


                                                        ARTICLE XII CONTINUES...

     Reinsurer, after reviewing all claim papers, shall give its opinion as to how it would have handled the claim had it been a claim of the Reinsurer. The Reinsurer shall give its opinion within fifteen working days after the Reinsurer shall have received a copy of each paper connected with the claim. If no response is received with this fifteen-day period, it will be presumed the Reinsurer is agreeable to payment of the claim. However, the Reinsured, given its relationship with its claimant, shall not be obligated to follow the Reinsurer's opinion.


5. Payment of reinsurance proceeds shall be made in a single sum regardless of the Reinsured's mode of settlement.


6. The Reinsured promptly shall notify the Reinsurer of its intention to contest insurance reinsured under this Agreement or to assert defenses to a claim for such insurance. If the Reinsured's contest of such insurance results in the reduction of its liability, the Reinsurer shall share in this reduction. This reduction shall be in the same proportion that the amount of reinsurance on the life under this Agreement relates to the sum of the retained net amount at risk of the Reinsured and the net amount of risk of all reinsurers including the Reinsurer on the date of the death of the insured.


     In the case of a claim described under Section 4. of this Article, if the Reinsurer should decline to participate in the contest or assertion of defenses, the Reinsurer then shall


                                                        ARTICLE XII CONTINUES...

     discharge all of its liability by the payment of the full amount of reinsurance to the Reinsured and the Reinsurer shall not share in any subsequent reduction in liability.

7. In the event the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or reduced because of a misstatement of age or sex established after the death of the insured, the Reinsured and the Reinsurer shall share in such increase or reduction in the proportion that the net liability of the Reinsurer relates to the total net liability of the Reinsured and the net liability of other reinsurers immediately prior to such increase or reduction. In the case of reinsurance on the yearly renewable term basis, the Reinsurer's reinsurance shall be calculated from the inception date on the adjusted amounts using the premiums and reserves applicable to the correct age or sex. Any adjustment in reinsurance premiums shall be made without interest.


8. If a claim is approved for disability waiver of premium on insurance reinsured under this Agreement, the Reinsured shall continue to pay the reinsurance premiums to the Reinsurer. The Reinsurer shall reimburse the Reinsured for its share of the annual liability waived by the Reinsured.


9. The Reinsured alone shall pay the routine expenses incurred in connection with settling claims. These expenses may include


                                                        ARTICLE XII CONTINUES...

     compensation of agents and employees and the cost of routine investigations.


10. The Reinsurer shall share with the Reinsured all expenses which are not routine. Expenses which are not routine shall be those directly incurred in connection either with the contest of insurance or the assertion of defenses to insurance or with the possibility of a contest or assertion of defenses. These expenses shall be shared in proportion to the net sum at risk of the Reinsurer and the Reinsured. However, if the Reinsurer has discharged its liability under Section 6. of this Article, the Reinsurer shall not share in any expenses incurred after the date it has discharged its liability.


11. In the case of a claim described under Section 3. of this Article, in no event shall the Reinsurer have any liability for any Extra-Contractual Damages which are awarded against the Reinsured as a result of acts, omissions or course of conduct committed by the Reinsured in connection with the insurance reinsured under this Agreement.

     In the case of a claim described under Section 4. of this Article and if the Reinsured followed the opinion of the Reinsurer, the Reinsurer does recognize that circumstances may arise under which the Reinsurer, in equity, should share, to the extent permitted by law, in paying certain assessed damages. Such circumstances are difficult to define in advance, but involve those situations


                                                        ARTICLE XII CONTINUES...

     in which the Reinsurer was an active party in the act, omission or course of conduct which ultimately results in the assessment of such damages. The extent of such sharing is dependent on good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment would be in the proportion of total risk accepted by each party for the plan of insurance involved.


                                                      .  . . END OF ARTICLE XII.

                                  ARTICLE XIII

                              INSPECTION OF RECORDS


1. The Reinsurer shall have the right, at any reasonable time, to inspect the Reinsured's books and documents which relate to reinsurance under this Agreement.


                                                      . . . END OF ARTICLE XIII.

                                   ARTICLE XIV

                                   INSOLVENCY


1. In the event of the insolvency of the Reinsured, all reinsurance shall be payable directly to its liquidator, receiver or statutory successor, without diminution because of the insolvency of the Reinsured or because such liquidator, receiver or statutory successor has failed to pay all or a portion of any claim.


2. In the event of the insolvency of the Reinsured, the liquidator, receiver or statutory successor shall give the Reinsurer written notice of the pendency of a claim against the Reinsured for insurance reinsured under this Agreement within a reasonable time after the claim is filed in the insolvency proceeding. During the pendency of a claim, the Reinsurer may investigate the claim and interpose in the name of the Reinsured, its liquidator, receiver or statutory successor, but at its own expense, in the proceeding where the claim is to be adjudicated, any defense or defenses which the Reinsurer may deem available to the Reinsured or its liquidator, receiver or statutory successor.


3. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Reinsured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Reinsured solely as a result


                                                        ARTICLE XIV CONTINUES...

     of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense or defenses to such claim, the expense shall be apportioned as though such expense had been incurred by the Reinsured.


                                                       . . . END OF ARTICLE XIV.

                                   ARTICLE XV

                                   ARBITRATION


1. Any controversy or claim, arising out of or relating to this Agreement or the breach thereof or the coverage of this arbitration provision, shall be settled by arbitration.


2. There shall be three arbitrators who shall be officers of life insurance companies other than the contracting companies. Each of the contracting companies shall appoint one of the arbitrators and these two arbitrators shall select the third. If either contracting company shall fail to appoint an arbitrator within thirty days after the other contracting company has given notice of its appointment of an arbitrator, the appointment of the arbitrator for the contracting company which has so failed to appoint an arbitrator shall be left to the President of the American Council of Life Insurance. Should the two arbitrators appointed by or for the contracting companies be unable to agree on the choice of the third, then the appointment of said third arbitrator shall be left to the President of the American Council of Life Insurance.


3. Arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association which shall be in effect on the date of delivery of demand for


                                                         ARTICLE XV CONTINUES...

     arbitration; except, however, arbitrators shall be appointed in accordance with the provisions of Section 2. of this Article.


4. Each contracting company shall pay that part of the expenses of arbitration which shall be apportioned to it by the arbitrators.


5. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in any court having jurisdiction thereof.




                                                        . . . END OF ARTICLE XV.

                                   ARTICLE XVI

                              PARTIES TO AGREEMENT


1. This is an Agreement solely between the Reinsured and the Reinsurer. There shall be no legal relationship between the Reinsurer and any person having an interest of any kind in any of the Reinsured's insurance.


                                                       . . . END OF ARTICLE XVI.

                                  ARTICLE XVII

                         GUARANTEED INSURABILITY BENEFIT


1. If a life insurance increase, granted in accordance with the Reinsured's Guaranteed Insurability Benefit (GIB), is qualified under Article I of this Agreement for automatic reinsurance at the time GIB is exercised, or if the basic policy was reinsured under the facultative provisions of Article I of this Agreement, then the face amount of such increase shall be reinsured under this Agreement on the automatic basis. In such a case, the Reinsured shall send to the Reinsurer a "Formal Reinsurance Cession" and the Reinsured shall indicate on the cession that the life insurance involved was issued by reason of the operation of GIB.


2. The first year and renewal year reinsurance premium for the reinsurance provided under Section 1. of this Article shall be the life reinsurance premium as determined under Article V and shall be considered as a continuation of the original insurance for the purpose of calculating such premiums.


                                                      . . . END OF ARTICLE XVII.

                                  ARTICLE XVIII

                                DURATION OF AGREEMENT


1. This Agreement may be terminated at any time by either party giving ninety days written notice of termination. The day the notice is deposited in the mail addressed to the other party's Home Office, or, if the mail is not used, the day it is delivered to the other party's Home Office, or to an Officer of the other party, as the case may be, shall be the first day of the ninety day period.


2. During the ninety day period, this Agreement shall continue to operate in accordance with its terms.


3. The Reinsurer and the Reinsured shall remain liable after termination, in accordance with the terms and conditions of this Agreement, with respect to all automatic reinsurance which shall become effective prior to termination of this Agreement and also with respect to all facultative reinsurance approved by the

                                                   ARTICLE XVIII CONTINUES . . .

     Reinsurer based upon an application received by the Reinsurer prior to termination of this Agreement.


     Executed in duplicate by                        Executed in duplicate by
     CENTURY LIFE                                    TRANSAMERICA OCCIDENTAL
     OF AMERICA                                      LIFE INSURANCE COMPANY
     at Waverly, Iowa                                at Los Angeles, California,
     on __________________, 19__.                    on March 4, 1986.



     By                                              By
         ---------------------                          ------------------------



     By                                             By
         ---------------------                          ------------------------










12584 - No. 31

                                     FORM OF

                                   REINSURANCE

                                    AGREEMENT




                                     Between

                     LUTHERAN MUTUAL LIFE INSURANCE COMPANY

                                       and

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                TABLE OF CONTENTS






                                                                         Page

Reinsurance Coverage                                                      1
Automatic and Facultative Reinsurance                                     3
Placing Reinsurance in Effect                                             4
Computation of Reinsurance Premiums                                       5
Payment of Reinsurance Premiums                                           6
Settlement of Claims                                                      7
Experience Refunds                                                        8
Premium Tax Reimbursement                                                 9
Policy Changes                                                            9
Reinstatements                                                            9
Expenses                                                                  9
Reductions                                                                10
Inspection of Records                                                     10
Increase in Limit of Retention                                            11
Oversights                                                                12
Arbitration                                                               13
Insolvency                                                                14
Parties to Agreement                                                      15
Execution and Duration of Agreement                                       16
Guaranteed Purchase Option Addendum





Policy Forms Subject to Reinsurance Hereunder              Appendix I
Retention Limits of the REINSURED                          Schedule A
Maximum Amounts which the REINSURED may cede
  Automatically                                            Schedule B
Administration Forms                                       Schedule C
Policy Detail Report                                       Schedule C, Part I
Summary Premium Report                                     Schedule C, Part II
Policy Exhibit                                             Schedule C, Part III
Quarterly Reserve Report                                   Schedule C, Part IV
Reinsurance Premium Rates                                  Schedule D
Guaranteed Purchase Option Rates                           Schedule E

                              REINSURANCE AGREEMENT

                                     between

                     LUTHERAN MUTUAL LIFE INSURANCE COMPANY
                                       of
                                 Waverly, Iowa,

                hereinafter referred to as the "REINSURED," and

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                       of
                              Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN."



REINSURANCE COVERAGE

         1. On the basis hereinafter stated, the REINSURED'S excess of individual ordinary Life, Waiver of Premium Disability, and Accidental Death insurance issued directly by the REINSURED on the policy forms listed in Appendix I on lives having surnames which commence with letters of the alphabet from A to K, inclusive, shall be reinsured with the LINCOLN automatically in accordance with the REINSURED'S individual ordinary underwriting rules or shall be submitted to the LINCOLN on a facultative basis.

         2. Subject to the prior approval of the LINCOLN in the case of facultative reinsurance, the liability of the LINCOLN shall begin simultaneously with that of the REINSURED. In no event shall the reinsurance be in force and binding unless the insurance issued directly by the REINSURED is in force and unless the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the REINSURED was properly licensed.

         3. Life reinsurance under this agreement shall be term insurance for the amount at risk on the portion of the insurance which is reinsured with the LINCOLN. The amount of reinsurance shall be the death benefit provided by the portion of the insurance which is reinsured with the

LINCOLN. The amount at risk on a policy shall be the face amount of the policy less the cash value under the policy. The portion reinsured shall be the amount at risk on the policy less the REINSURED'S retention on the policy.

         4. If the face amount of the policy changes, the portion reinsured hereunder shall continue to be determined as described in paragraph 3 of this article. If the face amount increases subject to the approval of the REINSURED, provisions of the "AUTOMATIC AND FACULTATIVE REINSURANCE" article hereof shall apply to the increase in reinsurance hereunder. If the face amount increases and such increase is not subject to the REINSURED'S approval, the LINCOLN shall accept automatically increases in reinsurance arising from such increases in the face amount.

         5. Reinsurance of Disability and Accidental Death insurance shall follow the original forms of the REINSURED.

         6. Accidental Death reinsurance in amounts less than $2,500 or Life reinsurance in amounts less than the amount at risk upon $5,000 of insurance shall not be placed in effect under this agreement.

         7. Life and Disability reinsurance under any one policy shall be terminated at the end of the year preceding the first year for which the amount at risk on the policy is less than $5,000, provided that the reinsurance has been in force for at least five years before it is so terminated; Accidental Death reinsurance shall not be so terminated. The amount of reinsurance under this agreement shall otherwise be maintained in force without reduction so long as the amount of insurance carried by the REINSURED on the life remains in force without reduction, except as provided in the "PAYMENT OF REINSURANCE PREMIUMS" and "INCREASE IN LIMIT OF RETENTION" articles.

AUTOMATIC AND FACULTATIVE REINSURANCE

         1. When the REINSURED retains its limit of retention, as shown in Schedule A, it may cede and the LINCOLN shall accept automatically reinsurance of Life, Disability, and Accidental Death insurance in amounts not to exceed those shown in Schedule B.

         2. If the following conditions are met, reinsurance may be ceded automatically hereunder.


            (a) The REINSURED shall retain its limit of retention.

            (b) The sum of the amount of insurance already in force on that life in the REINSURED and the amount applied for from the REINSURED on the current application shall not exceed the sum of the appropriate automatic limit shown in Schedule B and the REINSURED'S maximum limit of retention for the mortality class, plan of insurance, and age at issue on the current application.

            (c) The sum of the amount of insurance already in force on the life and the amount applied for currently, in all companies, shall not exceed the following amounts.



                                          Life Insurance            Accidental
                           Ages          Waiver of Premium             Death
                           ----          -----------------             -----

                           0-65              $2,000,000              $200,000
                          66-70               2,000,000                None


            (d) The REINSURED has not made facultative application for reinsurance of the current application.

         3. Reinsurance on a risk specified in paragraph 1 of the "REINSURANCE COVERAGE" article which may not be ceded automatically under the terms of this agreement or which the REINSURED prefers not to cede automatically shall be submitted upon a facultative basis. Reinsurance on a risk not specified in paragraph 1 of that article may be submitted upon a facultative basis.

         4. Unless additional coverage is provided in Schedule B, the LINCOLN shall have no liability under facultative applications for reinsurance unless the LINCOLN has given its final approval of the submission.

PLACING REINSURANCE IN EFFECT

         1. To effect reinsurance, the REINSURED shall, within fifteen working days after the end of each month mail to the LINCOLN a report in substantial accord with Schedule C, Parts I, II, and III.

         2. The REINSURED shall send to the LINCOLN within seven working days after the end of each quarter reports in substantial accord with Schedule C,
Part IV.

         3. When the REINSURED submits a risk to the LINCOLN for reinsurance upon a facultative basis, a facultative application for such reinsurance shall be made on a form in substantial accord with Schedule C. Copies of the original applications, all medical examinations, microscopical reports, inspection reports I, and all other information which the REINSURED may have pertaining to the insurability of the risk shall accompany the application. Upon receipt of such application, the LINCOLN shall immediately examine the papers and shall notify the REINSURED of its underwriting action as soon as possible.

         4. All offers of reinsurance made by the LINCOLN under this agreement shall I, unless otherwise terminated by the LINCOLN, automatically terminate on the earliest of (a) the date the LINCOLN receives notice from the REINSURED of its acceptance of the offer, (b) the date the LINCOLN receives notice from the REINSURED of its withdrawal of its application, and (c) the later of (i) the date 120 days after the date the offer was made by the LINCOLN and (ii) the date specified in the LINCOLN'S approval of a written request from the REINSURED to grant an extension of the offer.

COMPUTATION OF REINSURANCE PREMIUMS

         1. The premium to be paid to the LINCOLN for Life reinsurance shall be the sum of:

            (a) the appropriate premium rate from the schedule of premiums in
                Schedule D applied to the appropriate amount at risk reinsured; plus

            (b) any flat extra premium charged the insured on the face amount initially reinsured less total allowances in the amount of 75% of any first year permanent flat extra premium and 10% of any renewal flat extra premium.

         2. The portions of the reinsurance premiums described in the above subparagraphs of the preceding paragraph shall hereinafter be referred to as the basic premium.

         3. The premium charged the REINSURED for increases in reinsurance hereunder described in paragraph 4 of the "REINSURANCE COVERAGE" article hereof shall be computed using the age and date of issue of the policy if the increase in face amount is not subject to approval of the REINSURED and using the age at and date of the increase if the increase in face amount is subject to the REINSURED'S approval.

         4. For technical reasons relating to the uncertain status of deficiency reserve requirements by the various state insurance departments, the Life reinsurance rates cannot be guaranteed for more than one year. On all reinsurance ceded at these rates, however, the LINCOLN anticipates continuing to accept premiums on the basis of the rates shown in Schedule D.

         5. The premium to be paid the LINCOLN for reinsurance of Supplemental Benefits shall be as shown in Schedule D.

PAYMENT OF REINSURANCE PREMIUMS

         1. The REINSURED shall remit with the report specified as Schedule C,
Part II, the premiums due the LINCOLN. Premiums for reinsurance hereunder are payable at the Home Office of the LINCOLN and shall be paid on an annual basis without regard to the manner of payment stipulated in the policy issued by the REINSURED.

         2. The payment of reinsurance premiums in accordance with the provisions of the preceding paragraph shall be a condition precedent to the liability of the LINCOLN under reinsurance covered by this agreement. In the event that reinsurance premiums are not paid as provided in the preceding paragraph, the LINCOLN shall have the right to terminate the reinsurance under all policies having reinsurance premiums in arrears. If the LINCOLN elects to exercise its right of termination, it shall give the REINSURED thirty days notice of its intention to terminate such reinsurance. If all reinsurance premiums in arrears, including any which may become in arrears during the thirty-day period, are not paid before the expiration of such period, the LINCOLN shall thereupon be relieved of future liability under all reinsurance for which premiums remain unpaid. Policies on which reinsurance premiums subsequently fall due will automatically terminate if reinsurance premiums are not paid when due as provided in paragraph 1 of this article. The reinsurance so terminated may be reinstated at any time within sixty days of the date of termination upon payment of all reinsurance premiums in arrears; but, in the event of such reinstatement, the LINCOLN shall have no liability in connection with any claims incurred between the date of termination and the date of reinstatement of the reinsurance. The LINCOLN'S right to terminate reinsurance as herein provided shall be without prejudice to its right to collect premiums for the period reinsurance was in force prior to the expiration of the thirty-day notice period.

SETTLEMENT OF CLAIMS

         1. The REINSURED shall give the LINCOLN prompt notice of any claim submitted on a policy reinsured hereunder and prompt notice of the instigation of any legal proceedings in connection therewith. Copies of proofs or other documents bearing on such claim or proceeding shall be furnished to the LINCOLN when requested.

         2. The LINCOLN shall accept the good faith decision of the REINSURED in settling any claim or suit and shall pay, at its Home Office, its share of net reinsurance liability upon receiving proper evidence of the REINSURED'S having settled with the claimant. Payment of net reinsurance liability on account of death shall be made in one lump sum.

         3. If the REINSURED should contest or compromise any claim or proceeding and the amount of net liability thereby be reduced, the LINCOLN'S reinsurance liability shall be reduced in the proportion that the net liability of the LINCOLN bore to the sum of the retained net liability of the REINSURED and the net liability of other reinsurers existing as of the occurrence of the claim.

         4. Any unusual expenses incurred by the REINSURED in defending or investigating a claim for policy liability or in taking up or rescinding a policy reinsured hereunder shall be participated in by the LINCOLN in the same proportion as described in paragraph 3, above.

         5. In no event shall the following categories of expenses or liabilities be considered, for purposes of this agreement, as "unusual expenses" or items of "net reinsurance liability:"


           (a) routine investigative or administrative expenses;

           (b) expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits which the REINSURED admits are payable;

           (c) expenses, fees, settlements, or judgments arising out of or in connection with claims against the REINSURED for punitive or exemplary damages;

           (d) expenses, fees, settlements, or judgments arising out of or in connection with claims made against the REINSURED and based on alleged or actual bad faith, failure to exercise good faith, or tortious conduct.

         6. For purposes of this agreement, penalties, attorney's fees, and interest imposed automatically by statute against the REINSURED and arising solely out of a judgment being rendered against the REINSURED in a suit for policy benefits reinsured hereunder shall be considered "unusual expenses."

         7. In the event that the amount of insurance provided by a policy or policies reinsured hereunder is increased or reduced because of a misstatement of age or sex established after the death of the insured, the net reinsurance liability of the LINCOLN shall increase or reduce in the proportion that the net reinsurance liability of the LINCOLN bore to the sum of the net retained liability of the REINSURED and the net liability of other reinsurers immediately prior to the discovery of such misstatement of age or sex. Reinsurance policies in force with the LINCOLN shall be reformed on the basis of the adjusted amounts, using premiums and reserves applicable to the correct age and sex. Any adjustment in reinsurance premiums shall be made without interest.

         8. The LINCOLN shall refund to the REINSURED any reinsurance premiums, without interest, unearned as of the date of death of the life reinsured hereunder.



EXPERIENCE REFUNDS

         Reinsurance hereunder shall not be considered for experience refunds.

PREMIUM TAX REIMBURSEMENT

         When the LINCOLN is not required to pay state premium taxes upon reinsurance premiums received from the REINSURED, it shall reimburse the REINSURED for any such taxes the latter may be required to pay with respect to that part of the premiums received under the REINSURED'S original policies which is remitted to the LINCOLN as reinsurance premiums.



POLICY CHANGES

         If a change is made in the policy issued by the REINSURED to the insured which affects reinsurance hereunder, the REINSURED shall immediately notify the LINCOLN of such change.



REINSTATEMENTS

         If a policy reinsured hereunder lapses for nonpayment of premium and is reinstated in accordance with its terms and the rules of the REINSURED, the LINCOLN shall automatically reinstate its reinsurance under such policy. The REINSURED shall pay the LINCOLN all reinsurance premiums in arrears in connection with the reinstatement with interest at the same rate and in the same manner as the REINSURED received under its policy.



EXPENSES

         The REINSURED shall bear the expense of all medical examinations, inspection fees, and other charges incurred in connection with the original policy.

REDUCTIONS

         1. Except as otherwise provided in paragraph 3 of the "REINSURANCE COVERAGE" article hereof, if a portion of the insurance issued by the REINSURED on a life reinsured hereunder is terminated, reinsurance on that life hereunder shall be reduced as hereinafter provided to restore, as far as possible, the retention level of the REINSURED on the risk, provided, however, that the REINSURED shall not assume on any policy being adjusted as provided in this article an amount of insurance in excess of the higher of, for the retention category of that policy, (a) its retention limit at the time of issue of that policy and (b) the retention limit of that policy as already adjusted by the provisions of the "INCREASE IN LIMIT OF RETENTION" article. The reduction in reinsurance shall first be applied to the reinsurance, if any, of the specific policy under which insurance terminated. The reinsurance of the LINCOLN shall be reduced by an amount which is the same proportion of the amount of reduction so applied as the reinsurance of the LINCOLN on the policy bore to the total reinsurance of the policy. The balance, if any, of the reduction shall be applied to reinsurance of other policies on the life, the further reduction, if any, in the reinsurance of the LINCOLN again being determined on a proportional basis.

         2. The LINCOLN shall return to the REINSURED any basic life reinsurance premiums and any reinsurance premiums for Supplemental benefits, without interest thereon, paid to the LINCOLN for any period beyond the date of reduction of reinsurance hereunder.



 INSPECTION OF RECORDS

         The LINCOLN shall have the right at any reasonable time to inspect, at the office of the REINSURED, all books and documents relating to the reinsurance under this agreement.

INCREASE IN LIMIT OF RETENTION

         1. The REINSURED may increase its limit of retention and may elect, subject to the other provisions of this article, to: (a) continue unchanged reinsurance then in force under this agreement; (b) make reductions in both standard and substandard reinsurance then in force under this agreement; or (c) make reductions in standard reinsurance then in force under this agreement. The increased limit of retention shall be effective with respect to new reinsurance on the date specified by the REINSURED subsequent to written notice to the LINCOLN. Such written notice shall specify the new limit of retention, the effective date thereof, and the election permitted by the first sentence of this paragraph. If the REINSURED makes election (b) or (c), the amount of reinsurance shall be reduced, except as hereinafter provided, to the excess, if any, over the REINSURED'S new limit of retention.

         2. No reduction shall be made in the amount of any reinsurance policy unless the REINSURED retained its maximum limit of retention for the plan, age, and mortality classification at the time the policy was issued, nor shall reductions be made unless held by the REINSURED at its own risk without benefit of any proportional or nonproportional reinsurance other than catastrophe accident reinsurance. In the case of Life and Disability reinsurance, no reduction shall be made in any class of reinsurance fully reinsured; Accidental Death Benefits fully reinsured because the REINSURED retains Life insurance first and then Accidental Death Benefits may be reinsured as herein provided, but other fully reinsured Accidental Death Benefits may not. No reduction shall be made in any Supplemental Benefits reinsured on a Life reinsurance cession unless the LINCOLN reinsurance is also being reduced as described hereunder. The plan, age, and mortality classification at issue shall be used to determine the REINSURED'S new retention on any life on which reinsurance policies are reduced in accordance with the provisions of this article.

         3. The reduction in each reinsurance policy shall be effective upon the reinsurance renewal date of that policy first following the effective date of the increased limit of retention or upon the twentieth reinsurance renewal date of the reinsurance policy, if later. If there is reinsurance in other reinsurers on a life on whom a reinsurance policy will be reduced hereunder, the LINCOLN shall share in the reduction in the proportion that the amount of reinsurance of the LINCOLN on the life bore to the amount of reinsurance of other reinsurers on the life.

         4. In the event the REINSURED overlooks any reduction in the amount of a reinsurance policy which should have been made on account of an increase in the REINSURED'S limit of retention, the acceptance by the LINCOLN of reinsurance premiums under such circumstances and after the effective date of the reduction shall not constitute or determine a liability on the part of the LINCOLN for such reinsurance. The LINCOLN shall .be liable only for a refund of premiums so received, without interest.



OVERSIGHTS

         It is understood and agreed that, if failure to comply with any terms of this agreement is shown to be unintentional and the result of misunderstanding or oversight on the part of either the REINSURED or the LINCOLN, both the REINSURED and the LINCOLN shall be restored to the positions they would have occupied had no such misunderstanding or oversight occurred.

          ARBITRATION

         1. It is the intention of the REINSURED and the LINCOLN that the customs and practices of the life insurance and life reinsurance industry shall be given full effect in the operation and interpretation of this agreement. The parties agree to act in all things with the highest good faith. If the REINSURED or the LINCOLN cannot mutually resolve a dispute which arises out of or relates to this agreement, however, the dispute shall be decided through arbitration. The arbitrators shall reach their decision from the standpoint of equity and the customs and practices of the life insurance and life reinsurance industry rather than solely from the standpoint of a strict interpretation of the applicable substantive and procedural law.

         2. To initiate arbitration, either the REINSURED or the LINCOLN shall notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within ten (10) days of its receipt. At that time, the party also shall assert any dispute it may have which arises out of or relates to this agreement.

         3. The arbitration hearing shall be before a panel of three arbitrators, each of whom must be present or former officers of life insurance or life reinsurance companies other than the REINSURED or the LINCOLN or either's affiliates. The REINSURED and the LINCOLN shall each appoint one arbitrator by written notification to the other party within twenty-five (25) days of the date of the mailing of the notification initiating the arbitration. These two arbitrators shall then select the third arbitrator within fourteen
(14) additional days of the date of the mailing of the notification initiating the arbitration. Should either the REINSURED or the LINCOLN fail to appoint an arbitrator, or should the two arbitrators be unable to agree upon the choice of a third arbitrator, such appointment shall be left to the president of the American Council of Life Insurance or of its successor organization. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by a majority of votes.

         4. The arbitration hearing shall be held on the date fixed by the arbitrators in the city in which the responding party's home office is located. In no event shall this date be later than six months after the appointment of the third arbitrator. The arbitrators shall establish prearbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party shall provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they shall give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration shall have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing. Within twenty (20) days after the end of the arbitration hearing, the arbitrators shall issue a written decision, from which there shall be no appeal and which any court having jurisdiction of the subject matter and the parties may reduce to judgment. In their decision, the arbitrators shall apportion the costs of arbitration, which shall include but not be limited to their own fees and expenses, as they deem appropriate.



 INSOLVENCY

         1. In the event of the insolvency of the REINSURED, all reinsurance shall be payable directly to the liquidator, receiver, or statutory successor of said REINSURED, without diminution because of the insolvency of the REINSURED.

         2. In the event of insolvency of the REINSURED, the liquidator, receiver I or statutory successor shall give the LINCOLN written notice of the pendency of a claim on a policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the LINCOLN may investigate such claim and interpose, in the name of the REINSURED (its liquidator, receiver, or statutory successor), but at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which the LINCOLN may deem available to the REINSURED or its liquidator, receiver, or statutory successor.

         3. The expense thus incurred by the LINCOLN shall be chargeable, subject to court approval, against the REINSURED as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the REINSURED solely as a result of the defense undertaken by the LINCOLN. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense shall be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the REINSURED.



 PARTIES TO AGREEMENT

         This is an agreement for indemnity reinsurance solely between the REINSURED and the LINCOLN. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between the LINCOLN and the insured or the beneficiary under any policy reinsured hereunder.

 EXECUTION AND DURATION OF AGREEMENT

         The provisions of this reinsurance agreement shall apply with respect to policies issued by the REINSURED on and after the first day of September, 1983, but in no event shall this agreement become effective unless and until it has been duly executed by two officers of the LINCOLN at its Home Office in Fort Wayne, Indiana. This agreement shall be unlimited as to its duration but may be terminated at any time, insofar as it pertains to the handling of new reinsurance, thereafter, by either party giving three months' notice of termination in writing. The LINCOLN shall continue to accept reinsurance during the three months aforesaid and shall remain liable on all reinsurance granted under this agreement until the termination or expiry of the insurance reinsured.

                           IN WITNESS WHEREOF the said

                     LUTHERAN MUTUAL LIFE INSURANCE COMPANY

                                       of

                                 Waverly, Iowa,

                                  and the said

                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                       of

                              Fort Wayne, Indiana,

have by their respective officers executed and delivered these presents in duplicate on the dates shown below.

LUTHERAN MUTUAL LIFE INSURANCE COMPANY


By                                             By
   ----------------------------
                                                  -----------------------------

Date                                           Date
   ----------------------------                   -----------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By                                             By
   ----------------------------                   -----------------------------


Date                                           Date
   ----------------------------                   -----------------------------

                       GUARANTEED PURCHASE OPTION ADDENDUM

                to the Risk Premium Reinsurance Agreement between

            LUTHERAN MUTUAL LIFE INSURANCE COMPANY of Waverly, Iowa,

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana.



         1. On and after the date hereof, when the amount of life insurance in force in the REINSURED exceeds, as the result of the exercise of a Guaranteed Purchase Option, the REINSURED'S then current standard limit of retention for the age at issue as shown on the opted policy, the REINSURED shall cede and the LINCOLN shall accept automatically reinsurance of such excess without evidence of insurability.

         2. The consideration to be paid the LINCOLN on reinsurance hereunder shall be as provided in the agreement in effect on the effective date of the opted policy plus a single extra premium determined by applying to the face amount of the opted policy reinsured the appropriate single extra premium rate shown in the schedule attached hereto and marked Schedule E.

         3. No portion of the single premium shall be returned to the REINSURED in the event of termination of reinsurance hereunder.

         4. Copies of the REINSURED'S Guaranteed Purchase Option riders shall be furnished to the LINCOLN and the REINSURED shall inform the LINCOLN of changes therein.

         5. It is mutually understood and agreed that the LINCOLN shall accept reinsurance of policies issued as a result of the exercise of Guaranteed Purchase Options only: (1) when such reinsurance would otherwise come within the automatic provisions of the reinsurance agreement in effect between the REINSURED and the LINCOLN on the effective date of the policy which is issued as a result of the exercise of a Guaranteed Purchase Option and which gives rise to such reinsurance; (2) when the original policy to which the rider providing Guaranteed Purchase Options is attached was issued on a standard basis with no extra premiums or exclusion riders of any kind; and (3) when, in an underwriting opinion given on a facultative submission at the time of issue of the rider providing Guaranteed Purchase Options, the LINCOLN has not stated that the risk was not eligible for such a rider or had not stated that the case should be rated or issued with an exclusion rider of any kind.

         6. This addendum shall be effective as of the first day of September, 19 83, and it is expressly understood and agreed that the reinsurance hereunder shall be subject to all the terms and conditions of the reinsurance agreement of which this is a part which do not conflict with the terms hereof.

         IN WITNESS WHEREOF the parties hereto have caused this addendum to be executed in duplicate on the dates shown below.


LUTHERAN MUTUAL LIFE INSURANCE COMPANY


By                                             By
   ----------------------------
                                                  -----------------------------

Date                                           Date
     --------------------------                     ---------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By                                             By
   ----------------------------                   -----------------------------


Date                                           Date
     --------------------------                     ---------------------------

                                   APPENDIX I


                 Policy Forms Subject to Reinsurance Hereunder



                               Universal Life Plan

                               FORM OF AMENDMENT

              to the Risk Premium Reinsurance Agreement between the

            LUTHERAN MUTUAL LIFE INSURANCE COMPANY of Waverly, Iowa,

                  hereinafter referred to as the "REINSURED,"

                                      and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN,"

effective September 1, 1983.

         1. Under the above-mentioned reinsurance agreement the REINSURED'S excess of individual ordinary Life, Waiver of Premium Disability, and Accidental Death insurance issued directly by the REINSURED on the policy forms listed in Appendix I on lives having surnames which commence with letters of the alphabet from A to K, inclusive, shall be reinsured with the LINCOLN automatically or shall be submitted to the LINCOLN on a facultative basis or shall be reinsured with the LINCOLN as continuations; a continuation is a new policy replacing a policy issued earlier by the REINSURED ("original policy") or a change in an existing policy issued or made either (a) in compliance with the terms of the original policy or (b) without the same new underwriting information the REINSURED would obtain in the absence of the original policy, without a suicide exclusion period or contestable period as long as those contained in new issues by the REINSURED, or without the payment of the same commissions in the first year that the REINSURED would have paid in the absence of the original policy.






Revision No. 1

         2. If the REINSURED issues a policy as a continuation of a policy reinsured under the above-mentioned reinsurance agreement, reinsurance of the continuation shall continue with the LINCOLN as described below:

                  a.       Continuations to Issues Reinsured Hereunder
                           The premium rates for new policies reinsured under the above-mentioned reinsurance agreement as continuations and issued in compliance with the terms of the original policy shall be determined by using the original issue age and attained duration, unless the agreement governing the original policy specifies otherwise. For purposes of calculating the reinsurance premium for other policies reinsured under the above-mentioned reinsurance agreement as continuations, the date of issue of the continuation policy shall be considered the date of the original policy.

                  b.       Continuations from Issues Reinsured Hereunder
                           The reinsurance premium shall be as described in the agreement which covers the new policy based on the original issue age and attained duration. If no such agreement is in effect between the LINCOLN and the REINSURED, reinsurance shall continue hereunder using the premium rates described in Schedule D, Part III.

         3. The REINSURED'S plans to be reinsured under the above-mentioned reinsurance agreement on and after the first day of May, 1984, shall be those specified in the Appendix I attached hereto.

         4. The reinsurance percentages for the REINSURED'S cost of insurance rates shall be as described in Schedule D, Part II, attached hereto, and shall apply to reinsurance of the REINSURED'S Univers-All Life II plan ceded under the above-mentioned reinsurance agreement on and after the first day of May, 1984, but in no event shall such percentages apply to amounts of reinsurance in excess of $5,000,000 on any one life ceded by the REINSURED to the LINCOLN.

         5. On and after the first day of May, 1984, the premium rates labeled "F5H3, NONSMOKERS," "H3, SMOKERS," and "H4, SUBSTANDARD," under the Risk Premium Reinsurance Agreement between the REINSURED and the LINCOLN, effective January 1, 1982, shall be applied to reinsurance for the excess over $5,000,000 per life. Such reinsurance shall not be so terminated as described in the "INCREASE IN LIMIT OF RETENTION" article thereof until it has been in force for at least five years.

         It is expressly understood and agreed that the provisions of this amendment shall be subject to all the terms and conditions of the reinsurance agreement of which this amendment is a part which do not conflict with the terms hereof.

         IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.


 LUTHERAN MUTUAL LIFE INSURANCE COMPANY

By                             By
   ------------------------       -------------------------

Date                           Date
    -----------------------         -----------------------


 THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


By                             By
   ------------------------       -------------------------


Date                           Date
    -----------------------        ------------------------